UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Matson, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Matson, Inc.

1411 Sand Island Parkway, Honolulu, Hawaii 96819

                                                                                                                                March 10, 2014

To the Shareholders of Matson, Inc.:

You are invited to attend the 2014 Annual Meeting of Shareholders of Matson, Inc. (“Matson” or the “Company”), to be held in the Bankers Club on the 30th Floor of the First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii, on Thursday, April 24, 2014 at 8:30 a.m., Hawaii Standard Time. At the meeting, we will have the opportunity to discuss the Company’s financial performance during 2013, and our future plans and expectations.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. On or around March 10, 2014, we expect to distribute to our shareholders either (i) a copy of our proxy statement, the accompanying proxy card and our annual report or (ii) the Notice of Internet Availability of Proxy Materials (the “Notice”) only. The Notice contains instructions for how to access our proxy statement and annual report over the Internet and how to request a paper copy of the proxy statement and annual report.

Your vote is important—no matter how many or how few shares you may own. Whether or not you plan to attend the Annual Meeting, please read the proxy statement and vote as soon as possible. You may vote via the Internet, by telephone or, if you receive printed proxy materials, by mailing a proxy card. Instructions for Internet and telephone voting are included in your proxy card and the proxy statement (if you receive your materials by mail). Any shareholder attending the Annual Meeting may vote in person even if a proxy has been returned.

Thank you for your continued support of Matson.

Sincerely,

MATTHEW J. COX President and Chief Executive Officer

Matson, Inc.

1411 Sand Island Parkway, Honolulu, Hawaii 96819

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Matson, Inc. will be held in the Bankers Club on the 30th Floor of the First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii, on Thursday, April 24, 2014 at 8:30 a.m., Hawaii Standard Time, to:

1.                                      Elect the seven directors named in the proxy statement to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.                                      Approve, on an advisory basis, executive compensation;

3.                                      Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the ensuing year; and

4.                                      Transact such other business as properly may be brought before the meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on February 18, 2014 as the record date for the meeting. Owners of Matson, Inc. stock at the close of business on that date are entitled to receive notice of and to vote at the meeting. Shareholders will be asked at the meeting to present valid photo identification. Shareholders holding stock in brokerage accounts must present a copy of a brokerage statement reflecting stock ownership as of the record date.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE VIA THE INTERNET OR BY TELEPHONE, OR IF YOU RECEIVE PRINTED PROXY MATERIALS, BY MAILING THE PROXY CARD.

By Order of the Board of Directors,

PETER T. HEILMANN Senior Vice President, Chief Legal Officer and Corporate Secretary
March 10, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2014
The Notice of Annual Meeting of Shareholders, Proxy Statement and the
Annual Report to Shareholders are available at www.proxyvote.com.

Matson, Inc.

1411 Sand Island Parkway, Honolulu, Hawaii 96819

PROXY STATEMENT

Annual Meeting of Shareholders

Thursday, April 24, 2014

The Board of Directors (the “Board of Directors” or the “Board”) of Matson, Inc. (“Matson” or the “Company”) is soliciting your proxy to vote at the 2014 Annual Meeting of Shareholders to be held on Thursday, April 24, 2014 at 8:30 a.m., Hawaii Standard Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Bankers Club on the 30th Floor of the First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii. This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting of Shareholders were first mailed or otherwise made available, on or about March 10, 2014, to shareholders of record as of February 18, 2014, the record date for the Annual Meeting.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we are furnishing proxy materials on the Internet. On or around March 10, 2014, we mailed to our shareholders (other than to certain registered holders, certain street name shareholders, or those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials, which contains instructions as to how you may access and review on the Internet all of our proxy materials, including this Proxy Statement and our annual report. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may vote your proxy on the Internet. If you would prefer to receive printed proxy materials, please follow the instructions for requesting printed materials contained in the Notice of Internet Availability of Proxy Materials. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who may attend the Annual Meeting?

All shareholders are invited to attend the Annual Meeting. If you are the beneficial owner of shares held in the name of your broker, bank or other nominee, you must bring proof of ownership (e.g., a current broker’s statement) in order to be admitted to the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

You are entitled to receive notice of, and to vote at, the Annual Meeting if you own shares of Matson common stock at the close of business on February 18, 2014, the record date for the Annual Meeting. At the close of business on the record date, there were 42,935,493 shares of Matson common stock issued and outstanding.  Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

What matters will be voted on at the Annual Meeting?

There are three proposals scheduled to be considered and voted on at the Annual Meeting:

•                  Election of seven directors;

•                  Advisory vote to approve executive compensation; and

•                  Ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014.

Shareholders also will be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Board is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.

What are the Board’s voting recommendations?

The Board recommends that you vote as follows:

•                  “FOR” each of the seven nominees for director;

•                  “FOR” the approval, on an advisory basis, of our executive compensation; and

•                  “FOR” the ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2014.

How do I vote by proxy before the Annual Meeting?

If you are a shareholder of record, you may submit a proxy by telephone, via the Internet or by mail.

•                  Submitting a Proxy by Telephone: You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Daylight Time (5:59 p.m. Hawaii Standard Time), on April 23, 2014, by calling 1-800-690-6903. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate shareholders by using individual control numbers.

•                  Submitting a Proxy Via the Internet: You can submit a proxy via the Internet until 11:59 p.m. Eastern Daylight Time (5:59 p.m. Hawaii Standard Time), on April 23, 2014, by accessing www.proxyvote.com and following the instructions you will find on the website. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

•                  Submitting a Proxy by Mail: If you choose to submit a proxy by mail, simply mark your proxy card, date and sign it, and return it in the postage paid envelope provided with the proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Annual Meeting and vote in person.

If you are a “street name” holder, you must provide instructions on voting to your broker, bank, trust or other nominee holder.

What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with our independent transfer agent and registrar, Computershare Shareowner Services LLC, you are a “shareholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder and you are considered the “beneficial owner” of the shares. As the beneficial owner of shares, you have the right to direct your broker, trustee or nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other holder of record describing how to vote your shares.

How many proxy cards might I receive?

You could receive multiple proxy cards if you hold your shares in different ways (e.g., joint tenancy, trusts and custodial accounts) or in multiple accounts. If your shares are held in “street name,” you will receive your proxy card or other voting information from your broker, bank, trust or other nominee, and you will return your proxy card or cards to such broker, bank, trust or other nominee. You should complete and sign each proxy card you receive, unless you are a “shareholder of record” and you elect to vote by telephone or via the Internet.

Can I vote my shares in person at the Annual Meeting?

Yes. If you decide to join us in person at the Annual Meeting and you are a “shareholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares as a “street name” holder, you must obtain a proxy from your broker, bank, trust or other nominee, giving you the right to vote the shares at the Annual Meeting, otherwise you will be unable to vote at the Annual Meeting.

Can I revoke my proxy or change my vote after I have submitted a proxy?

You may revoke your proxy or change your vote at any time before it is exercised by:

•                  delivering to the Corporate Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Annual Meeting;

•                  delivering to the Corporate Secretary an executed proxy bearing a later date, before the vote is taken at the Annual Meeting;

•                  submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Daylight Time (5:59 p.m. Hawaii Standard Time), on April 23, 2014; or

•                  attending the Annual Meeting and voting in person (your attendance at the Annual Meeting, in and of itself, will not revoke the proxy).

Any written notice of revocation, or later dated proxy, should be delivered to:

Peter T. Heilmann

Corporate Secretary

Matson, Inc.

555 12th Street

Oakland, California 94607

(510) 628-4000

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the Annual Meeting before we begin voting.

If your shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to revoke your proxy or change your vote.

What constitutes a quorum for the Annual Meeting?

In order to take action on the proposals at the Annual Meeting, a quorum, consisting of a majority of the outstanding shares entitled to vote as of the record date, must be present in person or by proxy. Abstentions and broker non-votes will be counted as shares that are present for purposes of determining quorum.

What are the voting requirements for each of the proposals?

Provided a quorum is present:

Proposal 1 — Election of Directors: Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors. A “plurality” voting standard means that the seven nominees who receive the most “for” votes cast will be elected as directors.

Proposal 2 — Advisory vote to approve Executive Compensation:  The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the advisory vote to approve executive compensation.

Proposal 3 — Ratification of the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014: The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to ratify the appointment of the Company’s independent registered public accounting firm.

What is a broker “non-vote”?

A broker “non-vote” occurs when a broker or other nominee who holds shares for a beneficial owner is unable to vote those shares for the beneficial owner because the broker or other nominee does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner only with respect to the proposal to ratify the appointment of the Company’s independent registered public accounting firm. Brokers will not have such discretionary voting power to vote shares with respect to the election of directors or the advisory vote to approve executive compensation.

How will abstentions and broker non-votes affect the votes?

Abstentions and broker non-votes will have no effect on the voting results for any matter, as they are not considered to be votes cast.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted “FOR” each of the proposals in accordance with the Board’s recommendations.

Who will count the votes?

At the Annual Meeting, votes will be counted by an election inspector from the Company. Such inspector will be present at the Annual Meeting to process the votes cast by our shareholders, make a report of inspection, count the votes cast by our shareholders and certify as to the number of votes cast on each proposal.

Who will conduct the proxy solicitation and how much will it cost?

We are soliciting proxies from shareholders on behalf of our Board and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and employees of Matson and its subsidiaries may solicit proxies from shareholders in person or by telephone, facsimile or email without additional compensation other than reimbursement for their actual expenses.

We have retained Georgeson, a proxy solicitation firm, to assist us in the solicitation of proxies for the Annual Meeting. We will pay Georgeson a fee of approximately $7,500 and reimburse the firm for reasonable out-of-pocket expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection with the forwarding of solicitation materials to the beneficial owners of our stock.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish final results on a Form 8-K filed with the SEC within four business days after the Annual Meeting.

If you have any questions about voting your shares or attending the Annual Meeting, please call our Corporate Secretary at (510) 628-4000 or Georgeson toll free at (866) 541-3547.

PROPOSAL 1 — ELECTION OF DIRECTORS

Directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

Director Nominees and Qualification of Directors

The nominees of the Board of Directors are the seven persons named below, all of whom currently are members of the Board of Directors. The Board of Directors believes that all nominees will be able to serve. However, if any nominee should decline or become unable to serve for any reason, shares represented by the accompanying proxy will be voted for the replacement person nominated by the Board of Directors.

The following table provides the name, age (as of March 10, 2014) and principal occupation of each person nominated by the Board of Directors, their business experience during at least the last five years, the year each was first elected or appointed a director (including to predecessor companies) and qualifications of each director. Our Board members have a diverse range of perspectives and are knowledgeable about our businesses. Each director contributes in establishing a board climate of trust and respect, where deliberations are open and constructive. In selecting nominees, the Board has considered these factors and has reviewed the qualifications of each nominated director, which includes the factors reflected below:

W. Blake Baird Age: 53 Director Since: 2006

•                  Chairman of the Board and Chief Executive Officer, Terreno Realty Corporation, San Francisco, California (“Terreno”) (real estate investment trust) (NYSE:TRNO) since February 2010;

•                  Managing Partner and Co-Founder of Terreno Capital Partners LLC (real estate investment) from September 2007 to February 2010; and

•                  President of AMB Property Corporation (“AMB”) (real estate investment trust), now known as ProLogis, Inc., from January 2000 to December 2006 and Director of AMB from May 2001 to December 2006.

Director Qualifications

As Chairman of the Board, Chief Executive Officer and co-founder of Terreno, a publicly traded real estate investment trust, and as a former President and director of AMB, a large, publicly traded real estate investment trust, now known as ProLogis, Inc., Mr. Baird brings to the Board experience in managing complex business organizations that, among other business activities, lease real estate to logistics companies. This experience has provided Mr. Baird with financial expertise and he has been designated by the Board of Directors as an Audit Committee Financial Expert. In addition, Mr. Baird has business operating experience in the Company’s port markets and also in China, Japan and Singapore, which are important shipping nations.

Michael J. Chun Age: 70 Director Since: 1990

•                  Retired President and Headmaster of The Kamehameha Schools Kapālama Campus, Honolulu, Hawaii (educational institution) from June 1988 to June 2012; and

•                  Director of Bank of Hawaii Corporation since April 2004.

Director Qualifications

As former President and Headmaster of The Kamehameha Schools Kapālama Campus, a major educational institution and community endowment in Hawaii with an annual operating budget of more than $50 million, Dr. Chun contributes insights about Hawaii and Matson’s operating markets through his involvement in the Hawaii business community and local community organizations.  In addition, Dr. Chun formerly served as Associate Professor in the School of Public Health and Department of Civil Engineering at the University of Hawai`i, which, along with his leadership at Kamehameha Schools, provided extensive knowledge of Micronesia and the South Pacific, two important Matson markets.  He also has public company board experience, both with the Company since 1990 and with Bank of Hawaii Corporation and its banking subsidiary, Bank of Hawaii, Hawaii’s second largest financial institution.

Matthew J. Cox Age: 52 Director Since: 2012

•                  Chief Executive Officer of Matson since June 2012;

•                  President of Matson’s subsidiary, Matson Navigation Company, Inc. (“MatNav”) since October 2008;

•                  Executive Vice President and Chief Operating Officer of MatNav, from July 2005 to September 2008;

•                  Senior Vice President and Chief Financial Officer of MatNav, from June 2001 to June 2005;

•                  Variety of positions, including Vice President, Refrigerated Containers, at American President Lines (“APL”) (global container transportation company) from 1987 to 1999; and

•                  Director of Standard Club Europe Ltd (England), a mutual association of ship owners that insures ship owners, operators and charterers for their liabilities to third parties arising out of ship operations, since February 2012.

Director Qualifications

As a member of Matson’s senior management team for over 12 years and with 29 years of transportation and logistics experience, Mr. Cox brings to the Board an in-depth knowledge of all aspects of the Company’s operations, and is knowledgeable about Matson’s operating markets through his Matson, APL and other experience and his involvement in the Hawaii business community and local community organizations.

Walter A. Dods, Jr. Age: 72 Director Since: 1989

•                  Non-Executive Chairman of the Board of Matson since January 2010;

•                  Lead Independent Director of Matson’s predecessor from April 2006 to December 2009;

•                  Director of Alexander & Baldwin, Inc. (after separation from Matson) (NYSE: ALEX) since June 2012;

•                  Director of Hawaiian Telcom Holdco, Inc. (formerly known as Hawaiian TelCom Communications, Inc.) (“Hawaiian TelCom”) (NASDAQ:HCOM) Honolulu, Hawaii (telecommunications) since December 2010;

•                  Non-Executive Chairman of the Board of Hawaiian TelCom from May 2008 to October 2010;

•                  Non-Executive Chairman of the Board of FHB, a subsidiary of BancWest (formerly known as First Hawaiian, Inc. prior to a 1998 merger) (banking) from January 2005 to December 2008;

•                  Non-Executive Chairman of the Board of BancWest from January 2005 to December 2007; Chairman of the Board and Chief Executive Officer of BancWest and FHB, from September 1989 to December 2004; Director of BancWest since March 1993;

•                  Director of BancWest’s banking subsidiaries, FHB since December 1979 and Bank of the West since November 1998; and

•                  Director of Maui Land & Pineapple Company, Inc. from October 2004 to May 2010.

Director Qualifications

As Chairman of the Board of Matson, and as a result of his career as Chairman of the Board and Chief Executive Officer of BancWest, a national financial institution, and Chairman of the Board of Hawaiian TelCom, a local telecommunications provider, Mr. Dods brings to the Board experience in managing complex business organizations. He also has banking and financial expertise. He is knowledgeable about Hawaii and Matson’s operating markets through his involvement in the Hawaii business community and local community organizations, including through his 30 years of service as Chairman of the Japan Hawaii Economic Counsel and his current service as Chairman of the Hawaii Asia Pacific Association.

Thomas B. Fargo Age: 65 Director Since: 2011

•                  Non-Executive Chairman of the Board, Huntington Ingalls Industries (military shipbuilder) (NYSE:HII) since March 2011;

•                  Commander, U.S. Pacific Command, from 2002 to 2005;

•                  John M. Shalikasvilli Chair in National Security Studies at the National Bureau of Asian Research since 2010;

•                  Owner, Fargo Associates, LLC (defense and homeland/national security consultancy) since 2005;

•                  Chief Executive Officer, Hawaii Superferry, Inc. (interisland ferry) from 2008 to 2009;

•                  President, Trex Enterprises Corporation (defense research and development firm) from 2005 to 2008;

•                  Member, Operating Executive Board and Advisory Board (non-fiduciary), J.F. Lehman & Company (private equity firm);

•                  Director, Hawaiian Electric Industries, Inc. (“HEI”) (NYSE: HE) and Hawaiian Electric Company, Inc. (“HECO”), a subsidiary of HEI (electric utility/banking), since March 2005;

•                  Director of Northrop Grumman Corporation from 2008 to March 2011; and

•                  Director of Hawaiian Holdings, Inc. from 2005 to 2008.

Director Qualifications

Through his various executive and leadership roles, Admiral Fargo brings to the Board experience in maritime and military operations and in managing complex business organizations. He is knowledgeable about Hawaii and Matson’s operating markets through his involvement in the Hawaii business community and local community organizations. Admiral Fargo also has extensive diplomatic, business and policy experience in Asia. As the senior military commander in East Asia and the Pacific, he was responsible for U.S. security arrangements and engagement with the respective governments of the region. He also has public company board experience via his service on a number of publicly traded companies, including Huntington Ingalls Industries, where he is Chairman of the Board, and HEI.

Constance H. Lau Age: 61 Director Since: 2004

•                  President, Chief Executive Officer and Director of HEI, Honolulu, Hawaii (electric utility/banking) (NYSE:HE) since May 2006;

•                  Chairman of the Boards and Director of American Savings Bank, F.S.B. (“ASB”) and HECO, subsidiaries of HEI, since May 2006;

•                  Chief Executive Officer of ASB from June 2001 to November 2010; and

•                  President and a Director of ASB from June 2001 to February 2008.

Director Qualifications

As President, Chief Executive Officer and a director of HEI, a large, publicly-traded Hawaii corporation, and as Chair of the Board of HEI’s banking and utility subsidiaries, Ms. Lau brings to the Board experience with capital intensive infrastructure and regulated industries as well as in managing complex business organizations. She also serves as Chair, National Infrastructure Advisory Council, which advises the President of the United States on the security of critical infrastructure sectors, including transportation, and their information systems. In addition, Ms. Lau has extensive experience in the banking industry and has been designated by the Board of Directors as an Audit Committee Financial Expert. She also is knowledgeable about Hawaii and Matson’s operating markets through her involvement in the Hawaii business community and local community organizations, including serving as chair of the Consuelo Foundation focused on charitable efforts in the Philippines.

Jeffrey N. Watanabe Age: 71 Director Since: 2003

•                  Lead Independent Director of Alexander & Baldwin, Inc. (post-separation from Matson) since June 2012;

•                  Non-Executive Chairman of the Board of HEI since May 2006;

•                 Director of HEI since April 1987;

•                  Director of HECO from February 1999 to July 2006 and from February 2008 to May 2011, and ASB since May 1988, each a subsidiary of HEI; and

•                  Retired Founder, Watanabe Ing LLP (“WI”), Honolulu, Hawaii (attorneys at law) since July 2007; Partner, WI, from 1971 to June 2007.

Director Qualifications

As Chairman of the Board of HEI, Lead Independent Director of Alexander & Baldwin, Inc. and former managing partner and founder of a Honolulu law firm, Mr. Watanabe brings to the Board insights into corporate governance and leadership skills. He has both public and private company board experience, and is knowledgeable about Hawaii and Matson’s operating markets through his involvement in the Hawaii business community and local community organizations. In addition, Mr. Watanabe has extensive legal, business and board experience in the Asia and Pacific Region, including representing and sitting on boards of companies involved with the Asia Pacific Basin, formerly chairing the Consuelo Foundation focused on charitable efforts in the Philippines, formerly serving as General Counsel to the East-West Center, which promotes better relations among the nations of Asia, the Pacific and the United States, and serving as a member on the former Japan Hawaii Economic Council and the Hawaii Asia Pacific Association.

The Board of Directors recommends that shareholders vote “FOR” each of the seven nominees for director.

CORPORATE GOVERNANCE

Director Independence

The NYSE listing standards and our Corporate Governance Guidelines require that a majority of our Board of Directors and every member of the Audit, Compensation and Nominating and Corporate Governance Committees be “independent.” The Board has reviewed each of its current directors (the nominees named above) and has determined that all such members of the Board, with the exception of Mr. Cox, who is an executive officer of Matson, are independent under NYSE rules. In making its independence determinations, the Board considered the transactions, relationships or arrangements described below in “Certain Information Regarding Directors and Executive Officers—Certain Relationships and Transactions”, as well as the following, none of which the Board deemed to be material to Matson: Dr. Chun—Matson’s banking relationships with Bank of Hawaii, an entity of which Dr. Chun is a director; Mr. Dods—Matson’s banking relationships with First Hawaiian Bank, an entity of which Mr. Dods is a director, and Matson’s separation agreements with Alexander & Baldwin, Inc., an entity of which Mr. Dods is a director; Admiral Fargo—Matson’s banking relationships with American Savings Bank, the corporate parent of which Admiral Fargo is a director; Ms. Lau— Matson’s banking relationships with American Savings Bank, the corporate parent of which Ms. Lau is the president, chief executive officer, and a director; and Mr. Watanabe—Matson’s banking relationships with American Savings Bank, an entity of which Mr. Watanabe is a director, and Matson’s separation agreements with Alexander & Baldwin, Inc., an entity of which Mr. Watanabe is a director.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that there is no single, generally accepted approach to providing Board leadership, and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary as circumstances warrant. The Board currently has a separate Chairman of the Board and Chief Executive Officer (“CEO”). In separating these two positions, the Board recognizes that an independent Chairman can be beneficial in establishing a system of corporate checks and balances, and that managing the Board can be a time-intensive responsibility. In addition, this leadership structure allows the CEO to focus on operating and managing the Company. For these reasons, the Board has determined that its leadership structure is appropriate for Matson at this time.

The Board’s Role in Risk Oversight

The Board has oversight of the risk management process, which it administers in part through the Audit Committee. One of the Audit Committee’s responsibilities involves discussing policies regarding risk assessment and risk management. Risk oversight plays a role in all major Board decisions and the evaluation of risk is a key part of the decision-making process. For example, the identification of risks and the development of sensitivity analyses are key requirements for capital requests that are presented to the Board.

This risk management process occurs throughout all levels of the organization, but is also facilitated through a formal process in which a risk management working group and a risk management steering committee (comprised of senior management) meet regularly to identify and address significant risks. Risk management is reflected in the Company’s compliance, auditing and risk management functions, and its risk-based approach to strategic and operating decision-making. Management reviews its risk management activities with the full Board of Directors on a regular basis. The Board periodically receives various reports on risk-related matters, including presentations by senior management that cover an overview of the risk management program and include risk management perspectives from each of Matson’s business segments in the companywide strategic plan.

Pay Risk Assessment

In 2013, management worked with the Compensation Committee and Exequity LLP, an independent executive compensation consulting firm retained by the Compensation Committee, to review all Company incentive plans and related policies and practices, and the overall structure of total pay, pay mix, the risk management process and related internal controls.

The Company concluded that the risks arising from our incentive compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committees of the Board

The Board of Directors held seven meetings during 2013. In conjunction with six of these meetings, the non-management directors of Matson met in formally-scheduled executive sessions, led by the Chairman of the Board. In 2013, all directors were present at more than 75 percent of the meetings of the Board of Directors, and six directors were present at 100 percent of such meetings.  In 2013, all directors were present at 100 percent of the meetings of the Committees of the Board on which they serve.  In addition, Matson’s directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of the directors attended the 2013 Annual Meeting.

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which is governed by a charter, which is available on the corporate governance page of Matson’s website at www.matson.com.

Audit Committee:  The members of the Audit Committee are:

•                  Ms. Lau, Chair,

•                  Mr. Baird, and

•                  Admiral Fargo.

Each member is an independent director under the applicable NYSE listing standards and SEC rules. In addition, the Board has determined that Ms. Lau and Mr. Baird are “Audit Committee Financial Experts” under SEC rules. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, and are summarized in the Audit Committee Report, which appears in this Proxy Statement. The Audit Committee met five times during 2013.

Compensation Committee:  The members of the Compensation Committee are:

•                  Dr. Chun, Chair,

•                  Mr. Baird, and

•                  Mr. Watanabe.

Each member is an independent director under the applicable NYSE listing standards. The Compensation Committee has general responsibility for management and other salaried employee compensation and benefits, including incentive compensation and stock incentive plans, and for making recommendations on director compensation to the Board. The Compensation Committee may form subcommittees and delegate such authority as the Compensation Committee deems appropriate, subject to any restrictions by law or listing standard. For further information on the processes and procedures for consideration of executive compensation, see “Executive Compensation—Compensation Discussion and Analysis” section below. The Compensation Committee met four times during 2013.

Nominating and Corporate Governance Committee:  The members of the Nominating and Corporate Governance Committee (the “Nominating Committee”) are:

•                  Mr. Watanabe, Chair,

•                  Dr. Chun,

•                  Mr. Dods, and

•                  Ms. Lau.

Each member is an independent director under the applicable NYSE listing standards. The functions of the Nominating Committee include recommending to the Board individuals qualified to serve as directors; recommending to the Board the size and composition of committees of the Board and monitoring the functioning of the committees; advising on Board composition and procedures; reviewing corporate governance issues; overseeing the annual evaluation of the Board; and ensuring that an evaluation of management occurs. The Nominating Committee met four times during 2013.

Nominating Committee Processes

The Nominating Committee identifies potential nominees by asking current directors to notify the Nominating Committee of qualified persons who might be available to serve on the Board. From time to time, the Nominating Committee also engages firms that specialize in identifying director candidates.

The Nominating Committee will consider director candidates recommended by shareholders. In considering such candidates, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Nominating Committee, a shareholder must submit a written recommendation that meets the requirements of the Company’s Bylaws, including the name of the shareholder, evidence of the shareholder’s ownership of Matson stock (including the number of shares owned and the length of time of ownership), the name of the candidate, the candidate’s qualifications to be a director and the candidate’s consent for such consideration.

The shareholder recommendation and information described above must be sent to the Corporate Secretary at 555 12th Street, Oakland, California 94607.

The Nominating Committee believes that the minimum qualifications for serving as a director are high ethical standards, a commitment to shareholders, a genuine interest in Matson and a willingness and ability to devote adequate time to a director’s duties. The Nominating Committee also may consider other factors it deems to be in the best interests of Matson and its shareholders, including whether nominees possess such knowledge, experience, skills, expertise and diversity to enhance the Board’s ability to manage and direct the business and affairs of the Company, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE rules. While the Nominating Committee does not have a written diversity policy, it considers diversity of knowledge, skills, professional experience, education, expertise, and representation in industries relevant to the Company, as important factors in its evaluation of candidates. The Nominating Committee reviews annually with the Board the composition of the Board as a whole and recommends any measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity.

Once a potential candidate has been identified by the Nominating Committee, the Nominating Committee reviews information regarding the person to determine whether the person should be considered further. If appropriate, the Nominating Committee may request information from the candidate, review the person’s accomplishments, qualifications and references, and conduct interviews with the candidate. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board in the exercise of its responsibilities and to promote the more effective functioning of the Board and its committees. The guidelines provide details on matters such as:

•                  Goals and responsibilities of the Board;

•                  Selection of directors, including the Chairman of the Board;

•                  Board membership criteria and director retirement age;

•                  Stock ownership guidelines;

•                  Director independence and executive sessions of non-management directors;

•                  Board self-evaluation;

•                  Board compensation;

•                  Board access to management and outside advisors;

•                  Board orientation and continuing education; and

•                  Leadership development, including annual evaluations of the CEO and management succession plans.

The full text of the Matson Corporate Governance Guidelines is available on the corporate governance page of Matson’s corporate website at www.matson.com.

Compensation of Directors

The following table summarizes the compensation paid by Matson to directors for services rendered during 2013:

2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(f)	(g)	(h)
W. Blake Baird	72,500	90,005	N/A	5,683	168,188
Michael J. Chun	72,000	90,005	0(5)	778	162,783
Walter A. Dods, Jr.	137,300	151,011	0(6)	9,766	298,077
Thomas B. Fargo	65,000	90,005	N/A	1,667	156,672
Constance H. Lau	76,000	90,005	N/A	5,683	171,688
Jeffrey N. Watanabe	71,000	90,005	N/A	599	161,604

(1)                                 Represents the aggregate grant-date fair value of restricted stock unit awards granted in 2013 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. Each director was granted approximately $90,000 in restricted stock units. Mr. Dods was provided with an additional grant of approximately $61,000 in consideration for his role as Chairman of the Board. At the end of 2013, Mr. Dods had 13,114 restricted stock units; Dr. Chun had 22,875 restricted stock units; Mr. Baird and Ms. Lau each had 7,810 restricted stock units; Admiral Fargo had 7,292 restricted stock units; and Mr. Watanabe had 5,975 restricted stock units.

(2)                                 Options have not been granted to directors since 2007. The aggregate number of stock option awards outstanding at the end of 2013 for each director is as follows: Messrs. Baird, Watanabe and Admiral Fargo—0 shares; Dr. Chun—15,598 shares; Mr. Dods—46,794 shares; and Ms. Lau—46,794 shares.

(3)                                 All amounts are attributable to the aggregate change in the actuarial present value of the director’s accumulated benefit under a frozen defined benefit pension plan.

(4)                                 Represents dividend equivalent amounts payable upon vesting of restricted stock units.

(5)                                 The change in pension value was a decrease of $29,651.

(6)                                 The change in pension value was a decrease of $27,164.

For 2013, non-employee directors received cash retainers as follows, all of which were pro-rated and paid quarterly.  All non-employee directors other than Mr. Dods received an annual cash retainer of $56,000 for board service.  Mr. Dods received an annual cash retainer of $131,300 for serving as non-executive Chairman of the Board.  Ms. Lau received an annual cash retainer of $14,000 for serving as Chair of the Audit Committee.  All other Audit Committee members received an annual cash retainer of $9,000.  Dr. Chun received an annual cash retainer of $10,000 for serving as Chair of the Compensation Committee.  All other Compensation Committee members received an annual cash retainer of $7,500.  Mr. Watanabe received an annual cash retainer of $7,500 for serving as Chair of the Nominating and Corporate Governance Committee.  All other Nominating and Corporate Governance Committee members received an annual cash retainer of $6,000.  Directors who are employees of Matson or its subsidiaries did not receive compensation for serving as directors. Non-employee directors may defer half or all of their annual cash retainer and meeting fees until retirement or until a later date they may select; no directors have deferred any of these fees.

Under the terms of the 2007 Incentive Compensation Plan (the “2007 Plan”), an automatic grant of approximately $90,000 in restricted stock units is given to each director who is elected or reelected as a non-employee director at each Annual Meeting of Shareholders.  An additional annual grant of approximately $61,000 in restricted stock units was awarded to Mr. Dods, as non-executive Chairman of the Board.  These awards vest in equal increments over three years. Non-employee directors may defer all or a portion of their vested shares until cessation of board service or the fifth anniversary of the award date, whichever is earlier. Admiral Fargo and Mr. Watanabe elected to make such a deferral in 2013.

Under Matson’s retirement plan for directors, which has been frozen since 2004, a director with five or more years of service will receive a lump-sum payment upon retirement or attainment of age 72, whichever occurs first, that is actuarially equivalent to a payment stream for the life of the director consisting of 50 percent of the amount of the annual retainer fee in effect at the time of his or her departure from the Board, plus 10 percent of that amount for each year of service as a director over five years (up to an additional 50 percent). Effective December 31, 2004, these retirement benefits were frozen based on a director’s service and retainer on that date and no further benefits accrue.

Directors have business travel accident coverage of $200,000 for themselves and $50,000 for their spouses while accompanying directors on Matson business. They also may participate in the Company’s matching gifts program for employees, in which the Company matches contributions to qualified cultural and educational organizations up to a maximum of $3,000 annually.

Director Share Ownership Guidelines

The Board has a Share Ownership Guideline Policy that encourages each non-employee director to own Matson common stock (including restricted stock units) with a value of five times the amount of the current cash retainer within five years of becoming a director. All non-employee directors have met the established guidelines, with the exception of Admiral Fargo, who joined the Board in November 2011.

Communications with Directors

Shareholders and other interested parties may contact any of the directors, or the independent directors as a group, by mailing correspondence “c/o Matson Law Department” to Matson’s corporate offices at 555 12th Street, Oakland, California 94607. The Law Department will forward such correspondence to the appropriate director(s). However, the Law Department reserves the right not to forward any offensive or otherwise inappropriate materials.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

The following table lists the names and addresses of the only shareholders known by Matson on February 26, 2014 to have owned beneficially more than five percent of Matson’s common stock outstanding, the number of shares they beneficially own, and the percentage of outstanding shares such ownership represents, based upon the most recent reports filed with the SEC. Except as indicated in the footnotes, such shareholders have sole voting and dispositive power over shares they beneficially own.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	6,341,144(a)	14.77%

The London Company 1801 Bayberry Court, Suite 301 Richmond, VA 23226	3,377,630(b)	7.87%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,449,031(c)	5.70%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,347,232(d)	5.47%

(a)                                 As reported in Amendment No. 5 to Schedule 13G dated January 8, 2014 (the “BlackRock 13G”) filed with the SEC. According to the BlackRock 13G, BlackRock, Inc. has sole voting power over 6,057,131 shares and sole dispositive power over all 6,341,144 shares, and does not have shared voting or shared dispositive power over any shares.

(b)                                 As reported in Amendment No. 3 to Schedule 13G dated February 12, 2014 (the “London Company 13G”) filed with the SEC. According to the London Company 13G, London Company has sole voting power and sole dispositive power over 3,173,147 shares, has shared dispositive power over 204,483 shares and no shared voting power over any shares.

(c)                                  As reported in Amendment No. 3 to Schedule 13G dated February 10, 2014 (the “Dimensional Fund 13G”) filed with the SEC. According to the Dimensional Fund 13G, Dimensional Fund Advisors LP has sole voting power over 2,397,525 shares and sole dispositive power over all 2,449,301 shares (subject to the provision of Note 1 of the Dimensional Fund 13G), and does not have shared voting or shared dispositive power over any shares.

(d)                                 As reported in Amendment No. 1 to Schedule 13G dated February 6, 2014 (the “Vanguard 13G”) filed with the SEC. According to the Vanguard 13G, The Vanguard Group has sole voting power over 61,610 shares, sole dispositive power over 2,286,022 shares, shared dispositive power over 61,210 shares and no shared voting power over any shares.

CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of Matson common stock beneficially owned as of February 26, 2014 by each director and nominee, by each executive officer named in the “Executive Compensation—Summary Compensation Table” below, and by directors, nominees and executive officers as a group. Except as indicated in the footnotes, directors, nominees and executive officers have sole voting and dispositive power over shares they beneficially own.

Name or Number in Group	Number of Shares Owned (a)	Restricted Stock Units and Stock Options(b)	Total	Percent of Class
W. Blake Baird	16,864	7,810	24,674	*
Michael J. Chun	21,614	38,473	60,087	*
Matthew J. Cox	56,543	347,530	404,073	*
Walter A. Dods, Jr.	86,211	59,908	146,119	*
Thomas B. Fargo	2,728	7,292	10,020	*
Constance H. Lau	15,480	54,604	70,084	*
Jeffrey N. Watanabe	8,960	5,975	14,935	*
Joel M. Wine	16,529	93,215	109,744	*
Kevin C. O’Rourke	31,097	94,569	125,666	*
Ronald J. Forest	29,507	88,681	118,188	*
Vicente S. Angoco	11,673	46,457	58,130	*

14 Directors, Nominees, and Executive Officers as a Group	332,244	979,639	1,311,883	3.06%

(a)                                 Amounts include shares as to which directors, nominees and executive officers have shared voting and dispositive power, as follows: Mr. Baird and spouse—16,864 shares, Dr. Chun and spouse—9,418 shares, Mr. Dods—2,000 shares, Ms. Lau and spouse—700 shares, Mr. Forest and spouse—28,168 shares and Mr. O’Rourke and spouse—31,097 shares.

(b)                                 Amounts include shares deemed to be owned beneficially by directors, nominees and executive officers because they may be acquired within 60 days from February 26, 2014 through the exercise of stock options.

*                                         Represents less than 1% of the issued and outstanding shares of the Company’s common stock as of February 26, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Matson’s directors and executive officers, and persons who own more than 10 percent of Matson’s common stock, to file reports of ownership and changes in ownership with the SEC. Matson believes that, during fiscal 2013, its directors and executive officers filed all reports required to be filed under Section 16(a) on a timely basis.

Certain Relationships and Transactions

Matson has adopted a written policy under which the Audit Committee must pre-approve all related person transactions that are disclosable under SEC Regulation S-K, Item 404(a). Prior to entering into a transaction with Matson, directors and executive officers (and their family members) and shareholders who beneficially own more than five percent of Matson’s common stock must make full disclosure of all facts and circumstances to the Law Department. The Law Department then determines whether such transaction requires the approval of the Audit Committee. The Audit Committee considers all of the relevant facts available, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the person in question is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

The Audit Committee has established written procedures to address situations when approvals need to be sought between meetings. Whenever possible, proposed related person transactions will be included as an agenda item at the next scheduled Audit Committee meeting for review and approval. However, if it appears that a proposed related person transaction will occur prior to the next scheduled Audit Committee meeting, approval will be sought from Audit Committee members between meetings. Approval by a majority of the Audit Committee members will be sufficient to approve the related person transaction. If a related person transaction is approved in this manner, the action will be reported at the next Audit Committee meeting.

Constance Lau, a director of Matson, is President, Chief Executive Officer and Director of HEI, as well as Chairman of the Board of American Savings Bank, F.S.B., a subsidiary of HEI. American Savings Bank currently has a 6.67 percent participation in the Company’s $375,000,000, five-year unsecured revolving credit facility. The credit facility, including American Saving Bank’s participation, was entered into in the ordinary course of business; was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and did not involve more than the normal risk of collectability or present other unfavorable features. Ms. Lau abstained from voting when the Board approved the amendment and restatement of the revolving credit facility in 2012.

The parents of Vicente S. Angoco, the Senior Vice President, Pacific of Matson, own and operate a company which provides drayage of some Matson containers in Guam. The approximate dollar value of the payment from Matson in connection with this service in 2013 was $534,000. The brother of Mr. Angoco owns and operates a company with which the Company contracts for chassis repair and maintenance services in Guam. The approximate dollar value of the payment from Matson in connection with this service in 2013 was $752,000. The brother-in-law of Mr. Angoco owns and operates a company with which the Company contracts for the provision of temporary and contract workers in Guam. The approximate dollar value of the payment from Matson in connection with this service in 2013 was $582,000. Mr. Angoco has no monetary or other interest in any of the businesses described above.

Code of Ethics

Matson has adopted a Code of Ethics that applies to the CEO, the Chief Financial Officer (“CFO”) and the Controller. A copy of the Code of Ethics is posted on the corporate governance page of Matson’s corporate website, www.matson.com. Matson intends to disclose any changes in or waivers from its Code of Ethics by posting such information on its website.

Code of Conduct

Matson has adopted a Code of Conduct, which is applicable to all directors, officers and employees, and is posted on the corporate governance page of Matson’s corporate website.  Matson intends to disclose any changes in its Code of Conduct or waivers from its Code of Conduct granted to directors or executive officers by posting such information on its website.

Executive Officers

The name of each executive officer of Matson (in alphabetical order), age (in parentheses) as of March 10, 2014, and present and prior positions with Matson and business experience for the past five years are given below. Generally, the term of office of executive officers is at the pleasure of the Board of Directors.

Vicente S. Angoco, Jr. (47): Senior Vice President, Pacific since June 2012; Senior Vice President, Pacific of MatNav, January 2011 — present; Vice President, Pacific of MatNav March 2008 — January 2011; General Manager, Guam and Micronesia of MatNav December 2006 — March 2008; first joined Matson or a subsidiary in 1995.

Matthew J. Cox (52): President and Chief Executive Officer of Matson since June 2012; President of MatNav, October 2008 — present; Executive Vice President and Chief Operating Officer of MatNav, July 2005 — September 2008; first joined Matson or a subsidiary in 2001.

Ronald J. Forest (58): Senior Vice President, Operations since June 2012; Senior Vice President, Operations of MatNav, April 2003 — present; first joined Matson or a subsidiary in 1995.

Peter T. Heilmann (45): Senior Vice President and Chief Legal Officer since March 2014; Senior Vice President and General Counsel of MatNav since March 2014; Vice President and Deputy General Counsel of MatNav, May 2012 — February 2014; Partner, Gibson, Dunn & Crutcher, January 2002 — May 2012; first joined Matson or a subsidiary in 2012.

David L. Hoppes (62): Senior Vice President, Ocean Services since June 2012; Senior Vice President, Ocean Services of MatNav, July 2005 — present; first joined Matson or a subsidiary in 1989.

Rusty K. Rolfe (56): Senior Vice President since June 2012; President of Matson Logistics, July 2012 — present; Executive Vice President, Matson Logistics, August 2011 — July 2012; Executive Vice President, Matson Integrated Logistics, April 2006 — August 2011; first joined Matson or a subsidiary in 2001.

Joel M. Wine (42): Senior Vice President and Chief Financial Officer, September 2011 — present; Senior Vice President and Chief Financial Officer of MatNav since June 2012; Managing Director, Goldman Sachs, November 2005 — June 2011; first joined Matson or a subsidiary in 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis (“CD&A”) Matson explains the material elements of its 2013 compensation practices for the executive officers named in the Summary Compensation Table on page 28 (collectively, the “Named Executive Officers” or “NEOs”). The NEOs for 2013 are:

•                  Matthew J. Cox, President and Chief Executive Officer,

•                  Joel M. Wine, Senior Vice President and Chief Financial Officer,

•                  Kevin C. O’Rourke, Senior Vice President and Chief Legal Officer*,

•                  Ronald J. Forest, Senior Vice President, Operations, and

•                  Vicente S. Angoco, Senior Vice President, Pacific.

* On February 28, 2014 Mr. O’Rourke retired from his employment at Matson.

Executive Summary

In 2013, the first full fiscal year following Matson’s separation from Alexander & Baldwin, Inc., Matson’s overall financial performance exceeded the previous year.  Net income increased to $53.7 million, or $1.25 diluted earnings per share, in 2013 from $45.9 million, or $1.08 diluted earnings per share, in 2012.  Total revenue increased to $1.64 billion in 2013 compared to $1.56 billion in 2012. The Company’s 2013 results fell short of performance measures that were incorporated into the Board of Directors-approved Operating Plan.  The Operating Plan is Matson’s tactical and strategic view of future performance,  and contains a three-year projection of financial and operating results, the key elements of which are incorporated as performance targets in the Company’s incentive compensation plans, as discussed in detail below.

Pay for Performance.  In line with Matson’s continued emphasis on building a compensation program that links pay to performance, compensation awarded to the NEOs for fiscal 2013 performance reflected Matson’s financial results:

•                  Annual Cash Incentive:  Below target performance of the overall Company goals and above target performance of individual goals resulted in payouts for NEOs ranging from approximately 82 percent to 104 percent of their respective targets.   See “Components of Executive Compensation — Annual Cash Incentives.”

Matson’s Compensation Philosophy

The objective of Matson’s executive compensation program is to help attract, retain and motivate talented executives who provide strong leadership for Matson and develop and execute effective strategies that maximize long-term shareholder value. The program is designed to be market competitive and emphasize pay-for-performance by making the majority of NEO compensation “at risk.” This is accomplished by aligning incentive pay with the achievement of key annual and long-term operating goals, growth in shareholder value and individual performance.  In 2013, 77% of the CEO’s and approximately 60% of the other NEO’s target total direct compensation was based on annual and long-term incentive pay opportunities. The material elements of compensation for Matson’s NEOs are base salaries, annual bonuses and equity incentives. Annual equity awards are split evenly between time-based restricted stock units (“TBRSUs”) and performance shares (“Performance Shares”).  Beginning in 2013, Performance Shares replaced Matson’s prior practice of granting performance-based restricted stock units (“PBRSUs”) that were earned based on one-year performance and have a 3-year performance period.  NEOs are eligible for retirement, severance and change in control termination benefits and participate in other employee health and welfare programs.

All elements of executive compensation are generally benchmarked against the 50th percentile of competitive market practices. However, market data is only one of many factors considered in determining individual executive pay, including demonstrated performance, experience in the position, scope of impact and internal equity with other executives.

In order to promote the compensation philosophy described above, Matson continues to monitor its existing pay practices, as highlighted below, to ensure that it adopts the best practices to the extent they are aligned to the business goals and strategy of the Company, as well as shareholder interests.

Promote Good Pay Practices	Avoid Bad Pay Practices

•    Change in control agreements (“Change in Control Agreements”) that include double triggers requiring both a change in control event and termination of employment before any severance payments can be made.

•    Multiple, balanced performance metrics to determine incentive payments in annual and long-term incentive awards.

•    Minimum share ownership guidelines for senior executives and board members.

•    Minimum vesting periods of three years on all equity awards.

•    Clawback policy that applies to all senior management.

•    Policy prohibiting hedging and other speculative transactions involving Company stock.

•    No employment contracts.

•    No overly generous pay package for the CEO.

•    No guaranteed bonus payments to senior executives.

•    No large bonus payouts without justifiable performance linkage.

•    No egregious pension payouts and no active SERP (supplemental executive retirement plan).

•    No excessive perquisites.

•    No excessive severance or change in control provisions.

•    No tax reimbursements.

•    No dividend or dividend equivalents paid on unvested Performance Shares.

•    No unreasonable internal pay disparity.

•    No re-pricing or replacing of underwater stock options, without prior shareholder approval.

Revised Compensation Structure for Fiscal 2013

Say-on-Pay Vote in 2013. At the 2013 Annual Meeting of Shareholders, an advisory vote approved the compensation of the NEOs with 98 percent of shares voted voting in favor of the executive compensation program. The Compensation Committee took these results into consideration and concluded it should focus on continuous improvements in the executive pay programs, as it has in previous years.

Pay for Performance Improvements.  The following changes to the NEO’s compensation structures were implemented in fiscal 2013, emphasizing Matson’s focus on pay for performance:

•                  Aligned Performance Metrics with Shareholder Value.  Effective 2013, Matson’s performance-based awards are determined using the following performance metrics: earnings before interest, taxes and depreciation (“EBITDA”) for the Company’s annual incentive plan and return on invested capital (“ROIC”) and total shareholder return (“TSR”) relative to peer indices for the Company’s Performance Shares. These performance metrics align with Matson’s strategic objectives for profitable growth, efficient use of capital and increasing the value of Matson’s Common Stock for shareholders.

•                  Increased Performance Periods to Emphasize Long-Term Growth.  Effective 2013, Matson implemented a new Performance Share plan focused on multi-year performance over a three-year measurement period with vesting determined at the end of the period based on average annual ROIC and three-year cumulative TSR relative to the companies comprising the S&P Transportation Select Industry Index and S&P Midcap 400 Index.  The Performance Shares replace Matson’s prior practice of granting PBRSUs that were earned based on one-year performance. The three-year performance period is intended to encourage Matson’s NEO’s to focus on extended growth of the Company and shareholder value.  Performance Shares granted in fiscal 2013 will not pay out until the end of the three-year performance period, based on financial performance during such three-year performance period.

•                  Discontinued Grant of Stock Options.  With greater emphasis on pay for performance awards, such as the Performance Shares, Matson continued to not grant stock options to its NEOs.

Compensation Decision Process

Role of the Compensation Committee. The Compensation Committee of Matson’s Board makes all decisions about compensation of Matson NEOs. For decisions affecting the compensation of the CEO, the Board has a formal performance review process which begins with the Chairman of the Board’s analysis of the CEO’s performance goals at the beginning of the year and the Compensation Committee’s independent consultant’s analysis and recommendations of CEO pay, including target annual incentive levels and equity grants.

The Chairman of the Board then receives input from the Board of Directors, after which CEO performance objectives are finalized. The objectives for any given year include, but are not limited to, the annual Operating Plan results, growth initiatives, other strategic initiatives, and core CEO responsibilities. The objectives are documented as part of the annual incentive plan following the end of the year. The Chairman of the Board and the Compensation Committee evaluate the CEO’s performance against the objectives and recommend their assessment to the full Board of Directors. The Board of Directors discusses the results of the assessment, including the areas of greatest strength and areas where improvements could be made. The result of this process is considered in determining the CEO’s actual salary, and payout of the CEO’s annual incentive award and equity grants. For decisions affecting the compensation of the other NEOs, the Compensation Committee takes into consideration any recommendations made by the CEO.

In evaluating NEO pay actions and the mix of pay elements, the Compensation Committee reviews:

•                  A summary of the value of all compensation elements provided to the executive during the year;

•                  Competitive market peer group and survey data;

•                  Health and welfare benefits and retirement plan balances;

•                  Prior compensation decisions for the past five years through tally sheets;

•                  Business strategic goals and performance expectations;

•                  Expected and actual company and individual performance; and

•                  Insight from the shareholder Say-on-Pay vote results.

The Compensation Committee uses the above information to evaluate the following:

•                  Alignment of the pay program to the Compensation Committee’s commitment to pay for performance;

•                  Consistency with competitive market practices;

•                  Reasonableness and balance of pay elements as they relate to pay risk;

•                  Year-to-year pay movement for each NEO to ensure it reflects variations in annual performance;

•                  Internal pay equity with other executives based on individual performance, job scope and impact; and

•                  The effect of potential payments, awards and plan design changes on the executive’s total pay package.

Role of the CEO. The CEO recommends annual compensation actions for other NEOs to the Compensation Committee. In consultation with each NEO, the CEO develops individual performance plans that serve as the basis for the determination of annual incentive awards. After the completion of the fiscal year, the CEO reviews executive officer performance relative to individual goals and Company performance and makes recommendations to the Compensation Committee about the officer’s incentive award. In addition to performance results, the CEO considers any changes in job scope, merit increase guidelines and market pay studies to recommend changes in base salary and equity awards for Compensation Committee approval.

Role of Independent Consultant. The Compensation Committee believes that using an independent compensation consultant is important in developing executive compensation programs that are reasonable, consistent with Matson’s pay philosophy and market competitive. At the end of 2012, the Compensation Committee retained Exequity LLP, an independent executive compensation consulting firm, to provide executive compensation services in 2013. Exequity reports directly to the Compensation Committee and the Compensation Committee Chairman pre-approves all executive compensation engagements, including the nature, scope and fees of assignments. Exequity advised the Compensation Committee on all aspects of executive compensation including the following during 2013:

•                  Recommended peer group assessment criteria and identified and recommended potential peer companies;

•                  Provided information on trends and regulatory developments for executive compensation;

•                  Evaluated the size and structure of the components of Matson’s executive compensation program relative to their peer group and broader market practices;

•                  Reviewed and commented on recommendations regarding CEO and NEO pay, including target annual incentive levels and equity grants;

•                  Reviewed compensation risk assessment and ways to mitigate such risk; and

•                  Assessed Board pay levels and structure of compensation.

In the course of fulfilling these responsibilities, a representative of Exequity attended all Compensation Committee meetings during the year, participated in executive sessions of the Compensation Committee without management present, and met with management from time to time to gather relevant information and provide input in assessing management proposals. The Compensation Committee’s executive compensation decisions, including the specific amounts paid to Matson’s executive officers, are made through the exercise of its own judgment and may reflect factors and considerations other than the information and recommendations provided by Exequity, including the executive’s role and organizational impact, experience, tenure, sustained performance over time, and internal pay relationships. Exequity has not provided any other services to the Compensation Committee and has received no compensation other than with respect to the services described above.

Pursuant to SEC rules, the Company has assessed the independence of Exequity and concluded that no conflict of interest exists that would prevent Exequity from independently representing the Compensation Committee.

Role of Management. Management assists the Compensation Committee in its role of determining executive compensation in a number of ways, including:

•                  Providing management’s perspective on compensation plan structure and implementation;

•                  Identifying appropriate performance measures and establishing individual performance goals that are consistent with the Board-approved Operating Plan;

•                  Providing the data used to measure performance against established goals, with the CEO providing perspective on individual executive performance and compensation amounts; and

•                  Providing recommendations, based on information provided by Exequity, regarding pay levels for NEO’s in 2013 on the basis of plan formulas, salary structures and the CEO’s assessment of individual officer performance.

Role of Market Data. As there are few companies directly comparable to Matson in business mix, size and location of operation, based on the recommendation of Exequity, the Compensation Committee used a combination of peer group proxy statement data and published general industry survey data as a benchmark reference in the 2013 compensation decision-making process. This competitive market data provides only one of many factors the Compensation Committee considers in assessing and determining appropriate pay levels as it exercises discretion and business judgment. Other factors the Committee considers include Matson’s pay philosophy, incumbent job scope of responsibility, tenure, organization impact, internal equity, company and individual performance, and historical pay actions.

Given the comprehensive review and resulting market pay adjustments for NEOs made in the middle of 2012 in conjunction with Matson’s separation from Alexander & Baldwin, Inc., the Compensation Committee and Exequity used the peer group and general industry survey data collected in 2012 as a market reference for making any pay adjustments in 2013. The following twelve companies comprised the 2012 industry peer group:

• Arkansas Best Corporation • Genesee & Wyoming, Inc. • Hub Group, Inc. • Kirby Corporation • Knight Transportation, Inc. • Landstar System, Inc.	• Old Dominion Freight Line, Inc. • Saia, Inc. • Seacor Holdings, Inc. • Swift Transportation Company • Tidewater, Inc. • Werner Enterprises, Inc.

During 2013, Exequity conducted an independent review of the peer group and established the following selection criteria to develop a recommended peer group for the Compensation Committee’s approval:

•                  Transportation-related companies (including air freight, airline, marine, railroad, trucking and logistics management operations);

•                  Companies with similar size characteristics including annual revenues generally within one-half to two times Matson’s annual revenue and having a market capitalization that is generally less than five times Matson’s market capitalization; and

•                  Additional companies that may be outside these size parameters but have other relevant business and operating characteristics to Matson and are influenced by similar economic and regulatory factors.

Based on these factors, Exequity recommended and the Compensation Committee approved an expanded new peer group of the following twenty public transportation-related companies for pay comparisons starting in 2013 for 2014 pay assessments:

•    Arkansas Best Corporation

•    Atlas Air Worldwide Holdings, Inc.

•    Con-Way Inc.

•    Echo Global Logistics

•    Genesee & Wyoming Inc.

•    GulfMark Offshore, Inc.

•    Hawaiian Holdings, Inc.

•    Hornbeck Offshore Services, Inc.

•    Hub Group, Inc.

•    J.B. Hunt Transport Services, Inc.

•    Knight Transportation, Inc.

•    Kansas City Southern

•    Kirby Corporation

•    Landstar System, Inc.

•    Old Dominion Freight Line, Inc.

•    Saia, Inc.

•    SEACOR Holdings Inc.

•    Swift Transportation Company

•    Tidewater Inc.

•    Werner Enterprises, Inc.

Matson is currently between the 25th and 50th percentile of this peer group in revenue and market capitalization. Given the limited number of relevant publicly traded transportation companies similar enough to Matson’s profile to serve as meaningful comparisons, the Compensation Committee believes the peer group recommended by Exequity provides a reasonable basis for analyzing compensation for Matson’s NEOs. The Compensation Committee will continue to collect general industry data for similar revenue size companies as additional reference for competitive market analysis, particularly for NEOs other than the CEO, given the limited number of similarly sized companies in the peer group and competition for talent with other industry segments.

Components of Executive Compensation

The material elements of compensation for Matson’s NEOs are base salaries, annual bonuses and equity incentives. NEOs also are eligible for retirement, severance and change in control termination benefits and participate in other employee health and welfare benefit programs.

Base Salary: Salary is intended to provide a minimum fixed rate of pay which comprises less than 40% of an NEO’s total direct compensation. Salary increases can be awarded in recognition of superior performance, organizational advancement and increasing levels of responsibility as well as projections for market movement and merit guidelines established for the organization. Generally, base salaries for Matson’s NEOs are based on the Compensation Committee’s determination of appropriate salary levels, taking into consideration peer group and survey information, the CEO’s recommendations (for NEOs other than himself), the executive’s role in the organization, his performance during the prior fiscal year and relative pay position to other Matson executives.  In 2013, base salaries for all NEOs were increased 2% to keep up with inflation and to be consistent with market pay practices.

Annual Cash Incentives: Annual incentives for NEOs are provided through the Matson, Inc. Cash Incentive Plan (the “CIP”).  The CIP replaced the Matson, Inc. Performance Improvement Incentive Plan in order to better align performance incentives at all participating organization levels, to motivate executives to contribute to the Company’s success and reward them if they achieve specific pre-established corporate and individual goals. These goals are established in February of each year based on the use of the metrics described below.

Weighting of Goals. The weighting of the corporate and individual goals depends on the executive’s position and responsibilities. The intention is to place a significant portion of the awards on the financial results of the Company, but balance that with important strategic and operating goals that have been established for the year through the individual portion. The 2013 weighting is as follows:

Weighting of 2013 CIP Goals for NEOs

NEO	Corporate	Individual
Matthew J. Cox	70%	30%
Joel M. Wine	70%	30%
Kevin C. O’Rourke	70%	30%
Ronald J. Forest	70%	30%
Vicente S. Angoco	70%	30%

Determination of Annual Cash Incentive Award. Each component—corporate and individual—is evaluated against the respective performance goals. There are three levels of award opportunities for each component: threshold, target and extraordinary. In 2013, the target award opportunity levels for NEOs ranged from 50 percent to 90 percent of salary, which is consistent with competitive market targets. If a threshold goal is not achieved, there is no payout for that component. If threshold goals are achieved, a participant receives 50 percent of the target award opportunity set for that component. If target or extraordinary goals are achieved, a participant receives 100 or 200 percent, respectively, of the target award opportunity for that component. Awards are prorated for performance between the threshold, target and extraordinary levels, as applicable. No additional award is provided for performance above the extraordinary goal level. The maximum award in the aggregate is 200 percent of the NEO’s target award opportunity.

The CEO reviews the annual individual incentive award calculations for each individual and makes recommendations to the Compensation Committee regarding payouts. The Compensation Committee reviews and approves the awards and has discretion to modify recommended awards to take into consideration factors it believes appropriately reflect the performance of the Company and the individual. Such factors vary, but may include, for individuals, adjustments for an executive taking on temporary but significant responsibilities in addition to his normal job role, or for the Company or a business unit and adjustments for extraordinary or unusual events.

Company Performance. The corporate component measure in 2013 was based on the Operating Plan approved by the Board of Directors and was weighted 100 percent on consolidated EBITDA performance. EBITDA is defined as operating income plus depreciation and amortization, subject to any adjustments made to accurately reflect the Company’s 2013 performance. Any adjustments are at the sole discretion of the Compensation Committee.  EBITDA was selected as the CIP corporate performance measure because the Company believes it best reflects the annual operating results of business execution and profitability levels. The Company believes that EBITDA is a critical annual operating performance measure and, in combination with the multi-year performance measures of ROIC and TSR (described below in “Performance Shares”), provides focus and alignment with shareholder interests.

Annual incentive goals at threshold, target and extraordinary (maximum) are approved by the Compensation Committee in February of each year. The 2013 annual corporate and business unit targets reflected the Company’s Board-approved Operating Plan.  When establishing the Operating Plan, management and the Board of Directors consider the historical performance of the Company, external elements such as economic conditions and competitive factors and Company capabilities. In 2013, the Compensation Committee set threshold performance at 90 percent of plan target and extraordinary performance at 120 percent of target for EBITDA results. The threshold and extraordinary goals were determined on the basis of the level of difficulty in achieving the objective as well as establishing a reasonable range of performance variability around the Operating Plan target.

For determination of CIP award levels for 2013, the Company’s operating performance was compared to the performance goals approved by the Compensation Committee in February 2013. Corporate goals and actual results were as follows:

Corporate Goal	Threshold	Target	Extraordinary	Actual
EBITDA	$164,212,200	$182,458,000	$218,949,600	$169,321,000

Individual Performance. In addition to the corporate performance goal, each NEO had 30 percent of his 2013 award based on achieving individual goals, which are based on the NEO’s position in the Company and the activities of the NEO’s business function. Individual goals are reviewed by the Compensation Committee each year. Performance against individual goals is assessed at threshold, target and extraordinary levels; achievement of some but not all individual goals can result in a partial payout. Examples of some of the individual NEO goals are listed below.

NEO	Individual Goals
Matthew J. Cox	• Perform core CEO responsibilities effectively
• Achieve the Company’s strategic growth initiatives
• Implement profit improvement plan at key business units
• Actively participate in the Hawaii Community
• Continue to develop Matson’s reputation on Wall Street

Joel M. Wine	• Perform core CFO responsibilities effectively
• Finalize financing plan for vessel replacement program
• Support strategic growth initiatives
• Continue to develop Matson’s reputation on Wall Street
• Develop deeper familiarity with Matson operations

Kevin C. O’Rourke	• Oversee Law Department cost reduction initiative
• Manage and oversee significant corporate initiatives
• Lead Company’s efforts related to Jones Act and other federal legislative and regulatory matters
• Lead and oversee team focused on resolving government investigations, general claims and litigation matters

Ronald J. Forest	• Achieve Company’s cost reduction and margin improvement initiatives
• Achieve Guam China service objectives
• Achieve Hawaii service standards
• Achieve Operating Plan
• Achieve capital plan, dry-dock plan, vessel Maintenance & Repair plan and Hull & Machinery insurance reserve

Vicente S. Angoco	• Achieve Guam and Micronesia service financial objectives
• Achieve Hawaii service standards
• Achieve South Pacific service standards and income goal
• Identify and deliver on expense reduction goals

Total Performance for 2013.  Actual CIP awards earned versus target averaged approximately 92 percent of the overall targeted goal payouts and were as follows:

NEO	2013 Target Award	Actual Award for 2013	% of Base Salary	Corporate Performance	Overall Individual Performance Rating
Matthew J. Cox	$558,225	$470,324	76%	93%	Above Target
Joel M. Wine	$267,107	$266,115	60%	93%	Slightly Below
					Extraordinary
Kevin C. O’Rourke	$151,023	$154,993	51%	93%	Slightly Below
					Extraordinary
Ronald J. Forest	$155,600	$143,935	46%	93%	Above Target
Vicente S. Angoco	$149,794	$123,391	41%	93%	Above Target

Equity-Based Compensation: The equity portion of the total compensation program is designed to:

•                  Align management and shareholder interests;

•                  Provide incentive to achieve strategic operating goals and increase shareholder value over the longer-term; and

•                  Motivate and retain Matson’s executives.

Performance Shares. In 2013, Matson implemented a new Performance Share plan focused on multi-year performance over a three-year measurement period. Vesting of the Performance Shares granted in 2013 is determined at the end of the three-year performance period (i.e., December 31, 2015). The actual number of shares that vest is based on Matson’s three-year annual average ROIC performance against pre-established goals approved by the Compensation Committee in January 2013 (the primary performance measure) and Matson’s TSR as measured against the S&P Transportation Select Industry Index and S&P Midcap 400 Index over the three-year period (the performance modifier). The total number of Performance Shares earned may range from zero to 200% of the target grant size based on the Company’s primary performance measure results and then further adjusted +/- 25% based on the TSR performance modifier results. No Performance Shares will vest sooner than three years from the date of grant.

Restricted Stock Units. In 2013, the Company also granted TBRSUs to the NEOs. TBRSU grants align participant interests directly with shareholders and are intended to focus behaviors on improving long-term stock price performance, increase executive beneficial share ownership and strengthen retention of participants through a three-year vesting period, prorated on the basis of the number of full or partial months employed during the vesting period.

Equity-based grants are generally considered and granted annually in January by the Compensation Committee.  The CEO makes recommendations for each NEO (other than himself) to the Compensation Committee, which retains full discretion to set the grant amount. In determining the type and size of a grant to an executive officer, the Compensation Committee generally considers, among other things:

•                  Company and individual performance;

•                  The executive officer’s current and expected future contributions to the Company;

•                  Effect of a potential award on total compensation and pay philosophy;

•                  Internal pay equity relationships;

•                  Competitive market data;

•                  Potential dilutive impact on shareholders and available share pool; and

•                  Size and potential value of recent equity grants outstanding.

Standard equity grants were made to executives at Matson’s January 2013 Compensation Committee meeting and NEO grants were allocated 50/50 between Performance Shares and TBRSUs. As part of the transition to Matson’s new three-year cliff-vesting Performance Share award structure, a one-time award in the amount of one-third of the total standard annual equity award was granted to NEO’s in the form of additional TBRSUs. Mr. Cox was also awarded a one-time CEO promotion adjustment grant with a value of $415,000.  This one-time grant was initially approved by the Board at the time of Matson’s separation from Alexander & Baldwin, Inc. in 2012 to recognize his expanded role and responsibilities in leading a stand-alone public company, but the grant was postponed by the Board until the next standard award cycle occurring in January of 2013.

	Standard Annual Equity Award		Transition	CEO
NEO	Perf. Shares	TBRSUs	TBRSUs	Promotion TBRSUs	Total Equity Value
Matthew J. Cox	$750,000	$750,000	$500,000	$415,000	$2,415,000
Joel M. Wine	$275,000	$275,000	$183,333		$733,000
Ronald J. Forest	$150,000	$150,000	$100,000		$400,000
Kevin C. O’Rourke	$150,000	$150,000	$100,000		$400,000
Vicente S. Angoco	$150,000	$150,000	$100,000		$400,000

Combination of Total Direct Pay Elements: The Company’s combination of pay elements is designed to place greater emphasis on performance-based compensation, while at the same time focusing on long-term talent retention and maintaining a balanced program to ensure an appropriate relationship between pay and risk. The Compensation Committee believes this is consistent with one of its key compensation objectives, which is to align management and shareholder interests.

Percentage of Standard Target Total Direct Compensation Provided by Each Pay Element for 2013

	2013 Pay Elements
NEO	Salary	Annual Incentives	Long-Term Incentives
Matthew J. Cox	23%	21%	56%
Joel M. Wine	35%	21%	44%
Kevin C. O’Rourke	40%	20%	40%
Ronald J. Forest	41%	20%	39%
Vicente S. Angoco	40%	20%	40%

Retirement Benefits: Matson provides various benefit plans to meet the retirement needs of all employees, including NEOs.  Retirement plans are an important part of the Company’s total compensation program designed to provide executives with the ability to plan for their future while keeping them focused on Matson’s present success.  The Pension Benefits table of this Proxy Statement provides a more detailed description and estimated values for each of the NEOs related to the Retirement Plan for Employees of Matson, Matson Excess Benefits Plan, and 1985 Supplemental Executive Retirement Plan.

Matson Individual Deferred Compensation and Profit Sharing Plan: The Company has a tax-qualified defined contribution retirement plan (the “Profit Sharing Retirement Plan”) available to all salaried non-bargaining unit employees. In 2010 and 2011, the Company suspended the profit sharing component of this plan and replaced it on a trial basis with a cash-based profit sharing incentive program, continuing with an award of zero to three percent of eligible base salary. For 2012 and 2013, the Company reverted back to the profit sharing component of its qualified Profit Sharing Retirement Plan. This component provides for discretionary contributions to participants’ retirement savings account of up to three percent of compensation based on the degree of achievement of income before taxes as established in the Company’s annual Board-approved Operating Plan. The resulting payout percentage for 2013 was 2.0 percent. The Individual Deferred Compensation (401(k)) component of the Profit Sharing Retirement Plan, available to all salaried non-bargaining unit employees, provides for a discretionary match of the compensation deferred by a participant during the fiscal year. The matching contribution for 2013 was 3.0 percent. The value of the Company’s 2013 profit sharing contribution and Individual Deferred Compensation matches for NEOs are included in the Summary Compensation Table of this Proxy Statement.

Retiree Health and Welfare Plan: The Company provides NEOs with the same retiree medical and life insurance benefits as are provided in general to all salaried non-bargaining unit employees, which is limited to only those who joined the Company prior to January 1, 2008. These benefits aid in retaining long-term service employees and provide for health care costs in retirement. The Company limits its contribution towards the monthly premium, based on the employee’s age and years of service. The benefits from this plan are reflected in the “—Other Potential Post-Employment Payments” section of this Proxy Statement. The Plan was amended effective January 1, 2012 to allow for the continued eligibility under the Retiree Health and Welfare Plan for employees hired prior to January 1, 2008.

No Perquisites:  The Company provides no perquisites to the NEOs, with the exception of Company-provided parking. The aggregate cost of providing parking to all NEOs in 2013 was less than $10,000.

Severance Plan and Change in Control Agreements: The Company provides Severance Plan and Change in Control Agreements to all NEOs to retain talent during transitions due to a change in control or other covered event, and to provide a competitive pay package. Change in Control Agreements promote the continuation of management to ensure a smooth transition. The Compensation Committee designed the agreement to provide a competitively structured program, and yet be conservative overall in the amounts of potential benefits. The Compensation Committee’s decisions regarding other compensation elements are affected by the potential benefits under these arrangements, as the Compensation Committee considers how the terms of these arrangements and the other pay components interrelate. These agreements and the Severance Plan are described in further detail in the “—Other Potential Post-Employment Payments” section of this Proxy Statement.

Tax and Accounting Considerations

In evaluating the compensation structure, the Compensation Committee considers tax and accounting treatment, balancing the effects on the individual and the Company. Section 162(m) of the Internal Revenue Code limits the tax deductibility of certain executive compensation in excess of $1,000,000 for any fiscal year, except for certain “performance-based compensation.” The Compensation Committee does not limit executive compensation to that amount, but considers it as one factor in its decision-making. The 2007 Plan is intended to qualify for tax deductibility under Section 162(m), if certain conditions are met, though the Compensation Committee reserves the right to determine whether to make use of the performance-based compensation exception. In 2013, the Performance Share grants are intended to qualify as “performance-based” under Section 162(m) while TBRSUs and the annual CIP are not. The Compensation Committee will continue to evaluate program designs and the ability to maximize compensation tax deductibility in the future.

Policies and Practices

Share Ownership Guidelines: To enhance shareholder alignment and ensure commitment to longer-term decision-making that enhances shareholder value, the Company has share ownership guidelines. Executives are required to own a value of stock equal to the salary multiple below within a five-year period:

Position	Salary Multiple
CEO	5X
Other NEOs	3X

As a result of the separation and new roles related to leading a public company, all NEOs, with the exception of the CFO who joined the Company in 2011, started a new five-year measurement period in 2012 to achieve the aforementioned share ownership guidelines.

Equity Granting Policy: Equity awards are typically granted for current employees at the same time of year at the January Compensation Committee meeting, and the meeting is generally scheduled on the fourth Wednesday of the month. Equity grants for new hires or promoted employees are approved at regularly scheduled Compensation Committee meetings. The timing of these grants is made without regard to anticipated earnings or other major announcements by the Company. The exercise price for stock option grants under the 2007 Plan is the closing price on the date of the grant, as specified by the 2007 Plan.

Policy Regarding Speculative Transactions and Hedging: The Company has adopted a formal policy prohibiting directors, officers and employees from (i) entering into speculative transactions, such as trading in options, warrants, puts and calls or similar instruments, involving Matson stock, or (ii) hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving Matson stock.

Policy Regarding Recoupment of Certain Compensation: The Company has adopted a formal “clawback” policy for senior management, including all NEOs. Pursuant to such policy, the Company will seek to recoup certain incentive compensation, including cash bonuses and equity awards based upon the achievement of financial performance metrics, from executives in the event that the Company is required to restate its financial statements.

Compensation Risk Assessment: Matson conducted a detailed compensation risk assessment and concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A section of this Proxy Statement with management and, based on these discussions and review, it has recommended to the Board of Directors that the CD&A disclosure be included in this Proxy Statement.

The foregoing report is submitted by Dr. Chun (Chairman), Mr. Baird and Mr. Watanabe.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is, or was during or prior to fiscal 2013, an officer or employee of the Company or any of its subsidiaries.  None of the Company’s executive officers serves or served as a director or member of the compensation committee of another entity where an executive officer of such other entity serves or served as a director or member of the Compensation Committee of the Company.

Summary Compensation Table

The following table summarizes the compensation paid by Matson to the NEO’s in 2013, 2012 and 2011:

2013 SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation		All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings		Compensation		Total
Principal Position	Year	($)	($)	($)(3)	($)(4)	($)(5)	($)(6)		($)		($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)		(j)
Matthew J. Cox	2013	616,977	—	2,415,049	0	470,324	0	(7)	69,637	(8)	3,571,987
President and Chief Executive	2012	518,592	—	409,634	175,497	603,779	300,052		36,181	(9)	2,043,735
Officer (1)	2011	429,256	—	455,000	194,997	70,081	230,587		54,914		1,434,835

Joel M. Wine	2013	442,839	—	733,344	0	266,115	34,993		33,634	(8)	1,510,925
Senior Vice President and Chief	2012	422,017	—	385,158	164,993	363,316	11,417		10,298	(9)	1,357,199
Financial Officer (2)	2011	143,333	—	275,074	274,993	45,150	0		30,601		769,151

Kevin C. O’Rourke	2013	300,452	—	400,042	0	154,993	0	(7)	24,786	(8)	880,273
Senior Vice President and Chief	2012	294,946	—	211,785	90,748	211,527	112,607		20,116	(9)	941,729
Legal Officer	2011	289,493	—	157,467	67,497	70,020	79,136		22,443		686,056

Ronald J. Forest	2013	309,556	—	400,042	0	143,935	0	(7)	25,262	(8)	878,795
Senior Vice President,	2012	278,120	—	232,540	67,497	185,618	226,016		20,429	(9)	1,010,220
Operations	2011	249,384	—	174,993	74,999	36,050	231,902		22,781		790,109

Vicente S. Angoco	2013	297,986	—	400,042	0	123,991	0	(7)	26,517	(8)	848,536
Senior Vice President, Pacific	2012	266,763	—	252,289	47,244	192,170	123,203		19,158	(9)	900,827
	2011	237,793	—	122,498	52,500	40,695	185,009		15,454		653,949

(1)  Mr. Cox was appointed President and Chief Executive Officer, effective June 26, 2012.

(2)  Mr. Wine was appointed Senior Vice President and Chief Financial Officer, effective September 1, 2011.

(3) Represents the grant-date fair value of time-based restricted stock units and the grant-date fair value of performance-based restricted stock units (assuming the target level of performance is attained) for the fiscal year identified in column (b).

(4) Represents the grant-date fair value of options granted for the fiscal year identified in column (b) based on their Black-Scholes value on the date of grant. See Note 12 of the consolidated financial statements of the Company’s Annual Report on Form 10-K regarding the assumptions underlying the valuation of equity awards.

(5) Represents the NEO’s award under the PIIP and the CIP program, as applicable, for the fiscal year identified in column (b) payable in cash in February of the following year.

(6) All amounts are attributable to the aggregate change in the actuarial present value of the NEO’s accumulated benefit under all defined benefit and actuarial pension plans.

(7) Represents -$100,031 for Mr. Cox, -$69,570 for Mr. Forest, -$181,684 for Mr. O’Rourke and -$49,254 for Mr. Angoco.

(8) Represents (i) amounts contributed by the Company to the Profit Sharing Retirement Plan ($13,439 for Mr. Cox, $3,215 for Mr. Wine, $6,544 for Mr. O’Rourke, $6,743 for Mr. Forest and $6,491 for Mr. Angoco), (ii) dividends paid on unvested TBRSUs ($48,424 for Mr. Cox, $22,799 for Mr. Wine, $10,622 for Mr. O’Rourke, $11,007 for Mr. Forest, and $11,086 for Mr. Angoco), and (iii) 401k match ($7,774 for Mr. Cox, $7,635 for Mr. Wine, $7,620 for Mr. O’Rourke, $7,512 for Mr. Forest and $8,940 for Mr. Angoco).

(9) Represents (i) amounts contributed by the Company to the Profit Sharing Retirement Plan ($20,939 for Mr. Cox, $14,026 for Mr. O’Rourke, $14,031 for Mr. Forest and $13,991 for Mr. Angoco), and (ii) dividends paid on unvested TBRSUs ($15,242 for Mr. Cox, $10,298 for Mr. Wine, $6,090 for Mr. O’Rourke, $6,438 for Mr. Forest, and $5,167 for Mr. Angoco).

Grants Of Plan Based Awards

The following table contains information concerning the equity and non-equity grants under Matson’s incentive plans during 2013 for the NEO’s:

2013 GRANTS OF PLAN-BASED AWARDS

								All Other	Grant
								Stock	Date Fair
								Awards:	Value of
		Estimated Future Payouts			Estimated Future Payouts			Number of	Stock
		Under Non-Equity Incentive			Under Equity Incentive			Shares of	and
		Plan Awards(1)			Plan Awards(2)			Stock or	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)(4)	($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Matthew J. Cox	—	279,113	558,225	1,116,450	—	—	—	—	—
	1/23/2013	—	—	—	13,946	27,892	55,784	—	750,020
	1/23/2013	—	—	—	—	—	—	43,325	1,165,009
	1/23/2013	—	—	—	—	—	—	18,595	500,020
Joel M. Wine	—	133,554	267,107	534,214	—	—	—	—	—
	1/23/2013	—	—	—	5,114	10,227	20,454	—	275,004
	1/23/2013	—	—	—	—	—	—	10,227	275,004
	1/23/2013	—	—	—	—	—	—	6,818	183,336
Kevin C. O’Rourke(6)	—	75,512	151,023	302,046	—	—	—	—	—
	1/23/2013	—	—	—	2,790	5,579	11,158	—	150,019
	1/23/2013	—	—	—	—	—	—	5,579	150,019
	1/23/2013	—	—	—	—	—	—	3,719	100,004
Ronald J. Forest	—	77,800	155,600	311,200	—	—	—	—	—
	1/23/2013	—	—	—	2,790	5579	11,158	—	150,019
	1/23/2013	—	—	—	—	—	—	5,579	150,019
	1/23/2013	—	—	—	—	—	—	3,719	100,004
Vicente S. Angoco	—	74,897	149,794	299,588	—	—	—	—	—
	1/23/2013	—	—	—	2,790	5579	11,158	—	150,019
	1/23/2013	—	—	—	—	—	—	5,579	150,019
	1/23/2013	—	—	—	—	—	—	3,719	100,004

(1)                                     Amounts reflected in this section relate to estimated payouts under the CIP. The value of the actual payouts is included in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

(2)                                     Amounts in this section reflect Performance Share grants made in 2013 with vesting determined at the end of the 3-year performance period as of December 31, 2015. Actual number of Performance Shares earned will be determined based on the Company’s 3-year annual average ROIC and 3-year TSR measured relative to the companies comprising the S&P Transportation Select Industry Index and S&P MidCap 400 Index.

(3)                                     Amounts in this section reflect TBRSU grants.

(4)                                     No stock option grants were made in 2013.

(5)                                     Based upon the closing price of Matson common stock on the date of grant.

(6)                                     On February 28, 2014, Mr. O’Rourke retired from his employment at Matson.

The CIP is based on corporate and individual goals. Performance measures, weighting of goals and target opportunities are discussed in Components of Executive Compensation under Annual Cash Incentives.

Under both the Matson 1998 Stock Option/Stock Incentive Plan (the “1998 Plan”) and the 2007 Plan, the Company has issued stock options that vest in equal increments over three years and have a maximum term of 10 years. They continue to vest and are exercisable for three years after disability, normal retirement at age 65 or older or approved early retirement at age 55 (with five years of service). Vesting automatically accelerates in the event of death and the executive’s personal representative has up to 12 months to exercise the stock options. Stock options automatically vest either (1) immediately prior to the specified effective date of a change in control and remain exercisable up to the consummation of the event unless assumed by the successor corporation under the 1998 Plan or (2) on the specified effective date of a change in control if the participant is involuntarily terminated or awards are not assumed or replaced by the successor company. Under both plans, if an employee is terminated due to misconduct or engages in conduct considered materially detrimental to the business, then the option terminates immediately. Under the 1998 Plan, if an employee who has been designated a Section 16 officer (which includes all NEOs) ceases to be employed for any other reason the option may be exercised within six months of termination to the degree vested at the time of termination. Under the 2007 Plan, if an employee ceases to be employed for any other reason the option may be exercised within three months of termination to the degree vested at the time of termination. Stock options cannot be re-priced under either Plan without shareholder approval.  No stock options were granted in 2013.

Under the 2007 Plan, the Company has issued TBRSUs that vest in equal increments over three years. TBRSUs that are unvested will automatically vest upon death or permanent disability. TBRSUs will partially vest on a prorated basis upon normal retirement at age 65 or older or approved early retirement at age 55 (with five years of service). Upon the effective date of any change in control, any unvested TBRSUs automatically vest if the participant is involuntarily terminated or awards are not assumed or replaced by the successor company. Under the 2007 Plan, grantees receive dividends on the full amount of TBRSUs granted, regardless of vesting, at the same rate as is payable on the Company’s common stock.

In January 2013, the Company granted Performance Shares.  The actual number of Performance Shares earned will be determined at the end of the performance period as of December 31, 2015 based on the Company’s 3-year annual average ROIC (primary measure) and 3-year TSR measured relative to the companies comprising the S&P Transportation Select Industry Index and S&P MidCap 400 Index (award modifier), as shown in the table below. Actual performance at the target performance level for the ROIC measure results in earning 100 percent of the target Performance Share award; actual performance at the 80% threshold level ROIC results in earning 25 percent of the target award; and actual performance below the threshold ROIC level results in no awards earned; and actual performance at the extraordinary ROIC level results in earning the maximum number of units equal to 200 percent of the target number of Performance Shares. For actual performance between threshold, target and extraordinary, awards are determined on a prorated basis. If TSR performance is at the 50th percentile of the market indexes, there is no modification to the number of Performance Shares earned based on ROIC; if TSR performance is at or better than the 75th percentile of the market indexes, the number of Performance Shares earned will be increased by 25%; if TSR performance is at or below the 25th percentile of the market indexes, the number of Performance Shares earned will be reduced by 25%. Award adjustment for relative TSR results between these performance levels will be interpolated on a straight-line basis. Maximum total Performance Share award can be up to 250% of target. If participants receiving a Performance Share award terminate employment prior to vesting for any reason other than death, permanent disability, normal retirement or approved early retirement, their awards will not vest. If a participant terminates due to death, permanent disability, normal retirement or approved early retirement, his or her award will be prorated on the basis of the number of full or partial months employed during the performance period and the amount earned at the end of the performance period. If there is a change in control, any unvested Performance Shares automatically vest if the participant is involuntarily terminated or awards are not assumed or replaced by the successor company. No dividends are paid on outstanding Performance Shares until shares are settled in common stock.

TSR Modifier and Payout Adjustment

Relative TSR Performance	TSR Modifier Adjustment
>75th percentile	+25%
50th percentile	0%
< 25th percentile	-25%

Adjustment for TSR Modifier between performance levels will be interpolated on a straight-line basis

	ROIC Performance		TSR Performance
Performance Level	Performance as a % of Target	Payout as a % of Target	TSR Modifier	Total Payout as a % of Target
Extraordinary	120%	200%	-25% to +25%	150% - 250%
Target	100%	100%	-25% to +25%	75% - 125%
Threshold	80%	25%	-25% to +25%	18.75% - 31.25%

Outstanding Awards at Fiscal Year End

The following table contains information concerning the outstanding equity awards owned by the NEO’s:

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
										Equity Incentive	Equity Incentive
				Equity Incentive						Plan Awards:	Plan Awards:
				Plan Awards:					Market Value	Number of	Market or
	Number of	Number of		Number of			Number of		of Shares or	Unearned	Payout Value of
	Securities	Securities		Securities			Shares or		Units of	Shares, Units	Unearned
	Underlying	Underlying		Underlying			Units of		Stock that	or Other Rights	Shares, Units
	Unexercised	Unexercised		Unexercised	Option	Option	Stock that		Have Not	that Have Not	or Other Rights
	Options	Options		Unearned	Exercise	Expiration	Have Not		Vested	Vested (#)	that Have Not
Name	Exercisable (#)	Unexercisable (#)		Options (#)	Price	Date	Vested (#)		($)(16)	(17)	Vested ($)
(a)	(b)	(c)		(d)	(e)($)	(f)	(g)		(h)	(i)	(j)
Matthew J. Cox	11,113			N/A	22.80	1/25/2015	78,103	(11)	2,039,269	27,892	728,260
	16,378				26.94	1/24/2016
	21,426				24.72	1/23/2017
	35,042				23.28	1/29/2018
	59,065				11.97	1/27/2019
	53,764				16.94	1/26/2020
	28,416	14,208	(1)		20.84	1/25/2021
	10,620	21,241	(2)		23.74	1/24/2022

Joel M. Wine	40,254	20,127	(3)		21.46	8/31/2021	33,602	(12)	877,348	10,227	267,027
	9,984	19,970	(4)		23.74	1/24/2022

Kevin C. O’Rourke	6,824			N/A	22.80	1/25/2015	17,133	(13)	447,343	5,579	145,668
	6,239				26.94	1/24/2016
	8,066				24.72	1/23/2017
	13,192				23.28	1/29/2018
	18,817				16.94	1/26/2020
	9,834	4,920	(5)		20.84	1/25/2021
	5,491	10,984	(6)		23.74	1/24/2022

Ronald J. Forest	8,189			N/A	22.80	1/25/2015	17,319	(14)	452,199	5,579	145,668
	7,214				26.94	1/24/2016
	9,327				24.72	1/23/2017
	16,491				23.28	1/29/2018
	6,272				16.94	1/26/2020
	10,928	5,466	(7)		20.84	1/25/2021
	4,084	8,170	(8)		23.74	1/24/2022

Vicente S. Angoco	2,016				24.72	1/23/2017	17,058	(15)	445,384	5,579	145,668
	6,184				23.28	1/29/2018
	3,585				16.94	1/26/2020
	7,650	3,826	(9)		20.84	1/25/2021
	2,859	5,718	(10)		23.74	1/24/2022

(1) Vesting date of unexercised options—14,208 shares on 1/26/2014.

(2) Vesting date of unexercised options—10,620 shares each on 1/25/2014 and 10,621 shares on 1/25/2015.

(3) Vesting date of unexercised options—20,127 shares on 9/1/2014.

(4) Vesting date of unexercised options— 9,985 shares each on 1/25/2014 and 1/25/2015.

(5) Vesting date of unexercised options—4,920 shares on 1/26/2014.

(6) Vesting date of unexercised options—5,492 shares each on 1/25/2014 and 1/25/2015.

(7) Vesting date of unexercised options—5,466 shares on 1/26/2014.

(8) Vesting date of unexercised options— 4,085 shares each on 1/25/2014 and 1/25/2015.

(9) Vesting date of unexercised options—3,826 shares on 1/26/2014.

(10) Vesting date of unexercised options—2,859 shares each on 1/25/2014 and 1/25/2015.

(11) Vesting date of restricted stock—3,119 shares on 1/26/2014; 2,465 shares each on 1/25/2014 and 1/25/2015; 4,067 shares each on 1/25/2014 and 1/25/2015; 14,442 shares each on 1/23/2014 and 1/23/2016; 14,441 shares on 1/23/2015; 7,438 shares each on 1/23/2014 and 1/23/2015; and 3,719 shares on 1/23/2016.

(12) Vesting date of restricted stock—4,273 shares each on 9/1/2014; 2,318 shares each on 1/25/2014 and 1/25/2015;  3,824 shares each on  1/25/2014 and 1/25/2015; 3,409 shares each on 1/23/2014, 1/23/2015 and 1/23/2016; 2,727 shares each on 1/23/2014 and 1/23/2015; and 1,364 on 1/23/2016.

(13) Vesting date of restricted stock—1,080 shares on 1/26/2014; 1,274 shares on  1/25/2014; 1,275 shares on 1/25/2015; 2,103 shares each on 1/25/2014 and 1/25/2015; 1,860 shares each on 1/23/2014 and 1/23/2016; 1,859 shares on 1/23/2015; 1,487 shares on 1/23/2014; 1,488 shares on 1/23/2015; and 744 shares on 1/23/2016.

(14) Vesting date of restricted stock—1,200 shares on 1/26/2014; 948 shares each on 1/25/2014 and 1/25/2015; 898 shares each on 7/2/2014 and 7/2/2015; 1,564 shares on 1/25/2014; 1,565 shares on 1/25/2015; 1,860 shares each on 1/23/2014 and 1/23/2016; 1,859 shares on 1/23/2015; 1,487 shares on 1/23/2014; 1,488 shares on 1/23/2015; and 744 shares on 1/23/2016.

(15) Vesting date of restricted stock—840 shares on 1/26/2014; 663 shares on 1/25/2014; 664 shares on 1/25/2015; 1,701 shares each on 7/2/2014 and 7/2/2015; 1,860 shares each on 1/23/2014 and 1/23/2016; 1,859 shares on 1/23/2015; 1,487 shares on 1/23/2014; 1,488 shares on 1/23/2015; 744 shares on 1/23/2016; and 1,095 shares on 1/25/2014; and 1,096 shares on 1/25/2015.

(16) Market value of stock not vested based on closing stock price at year end.

(17) Number of shares represent Performance Shares at target performance.

Option Exercises and Stock Vested

The following table contains information concerning option exercises and stock awards for the NEO’s:

OPTION EXERCISES AND STOCK VESTED FOR 2013

	OPTION AWARDS		STOCK AWARDS
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)
Matthew J. Cox	0	0	20,476	552,852
Joel M. Wine	0	0	10,413	279,570
Kevin C. O’Rourke	0	0	8,245	222,615
Ronald J. Forest	0	0	8,399	225,730
Vicente S. Angoco	0	0	6,462	172,501

The value realized in column (e) was calculated based on the market value of Matson common stock on the vesting date. No amounts realized upon exercise of options or vesting of stock have been deferred.

Pension Benefits

The following table contains information concerning pension benefits for the NEOs at the end of 2013:

PENSION BENEFITS FOR 2013

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Matthew J. Cox	Qualified Retirement Plan — Traditional portion	10.6	348,673	—
	Qualified Retirement Plan — Cash Balance portion	2.0	20,812	—
	Excess Benefits Plan	12.6	841,452	—
Joel M. Wine	Qualified Retirement Plan — Traditional portion	—	—	—
	Qualified Retirement Plan — Cash Balance portion	2.3	20,022	—
	Excess Benefits Plan	2.0	26,388	—
Kevin C. O’Rourke	Qualified Retirement Plan — Traditional portion	19.3	895,082	—
	Qualified Retirement Plan — Cash Balance portion	2.0	23,910	—
	Excess Benefits Plan	21.3	936,125	—
	1985 Supplemental Executive Retirement Plan	26.0	936,808	—
Ronald J. Forest	Qualified Retirement Plan — Traditional portion	16.8	734,101	—
	Qualified Retirement Plan — Cash Balance portion	2.0	23,174	—
	Excess Benefits Plan	18.8	660,432	—
Vicente S. Angoco	Qualified Retirement Plan — Traditional portion	17.8	435,558	—
	Qualified Retirement Plan — Cash Balance portion	2.0	18,733	—
	Excess Benefits Plan	19.8	81,346	—

Actuarial assumptions used to determine the present values of the pension benefits include: Discount rates for qualified and non-qualified retirement plans of 4.9% and 3.2%, respectively. The assumed retirement age is 65 for Mr. Wine and age 62 with 5 years of service (or current age, if greater) for other NEOs. Qualified plan benefits (traditional defined benefit and cash balance) are assumed to be paid on a life annuity basis (however, cash balance portion could be paid in a lump sum at the election of the executive). The cash balance accounts are projected to the assumed retirement age using 2.66% interest per year (the rate in effect for 2014) with no future pay credits. The projected qualified plan cash balance accounts were converted to life annuities at the assumed retirement age using the annuity conversion interest assumptions and mortality used in Matson’s financial disclosures, i.e., 1.40% (for the first five years), 4.66% (next 15 years) and 5.62% (years in excess of 20) and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The Applicable Mortality Table is defined by the IRS for years through 2014, and for subsequent years, the assumption is that the IRS will continue to apply the same annual mortality improvements as it did through 2014 in each future year.

The Excess Benefits Plan benefits are paid as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. Supplemental Employee Retirement Plan (SERP) benefits are paid as a lump sum equal to the present value of the benefit assumed to be paid on an unreduced 50% joint and survivor annuity basis with the current spouse. The present values were determined based on interest rates (with 36.7% marginal tax rate adjustment) and mortality used in Matson’s financial disclosures, i.e., 0.89% (for the first 5 years), 2.95% (next 15 years) and 3.56% (years in excess of 20) and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The cash balance accounts are projected to the assumed retirement age using 2.66% interest per year (the rate in effect for 2014) with no future pay credits.

Retirement Plan for Employees of Matson. The Retirement Plan for Employees of Matson (the “Qualified Retirement Plan”) provides pension benefits to the Company’s employees including the NEO’s. Effective December 31, 2011, the Company froze the benefits that had accumulated under the traditional defined benefit formula under the Qualified Retirement Plan for those salaried non-bargaining unit employees who joined the Company before January 1, 2008 and transitioned them to the same cash balance formula applicable to employees who joined the Company on or after January 1, 2008.

The traditional defined benefit formula was based on participants’ service and average monthly compensation in the five highest consecutive years of their final 10 years of service through December 31, 2011. Compensation included base salary, overtime pay and one-year bonuses. The amounts were expressed as a single life annuity payable at the normal retirement age of 65. An employee became vested after five years of service with the Company or attainment of age 65. An employee may take early retirement at age 55 or older, if the employee has already completed at least five years of service with the Company. If an employee retires early, the same formula for normal retirement is used, although the benefit will be reduced for commencement before age 62 because the employee will receive payment early and over a longer period of time.

Effective January 1, 2012, a cash balance formula provides a retirement benefit equal to 5 percent of an employee’s eligible cash compensation, for each year worked while covered by the cash balance formula, plus interest. The vesting period was reduced from five years to three years for an employee with a cash balance benefit. At retirement or other separation from service, the employee may elect to receive the vested cash balance portion of his Qualified Retirement Plan benefits as a lump sum or an actuarially equivalent annuity.

Matson Excess Benefits Plan. The Excess Benefits Plan was adopted to help the Company meet its objectives for retirement plans, including assisting employees with retirement income planning, increasing the attractiveness of employment with the Company and attracting mid-career executives. The Excess Benefits Plan works together with the Qualified Retirement Plan and Profit Sharing Retirement Plan to provide Company pension benefits and profit sharing contributions in amounts equal to what otherwise would have been provided using the Qualified Retirement Plan’s and Profit Sharing Retirement Plan’s formulas except for the compensation, contribution, and benefits limits imposed by tax law. Effective December 31, 2011, the Company also froze pension benefits that had accumulated under the traditional defined benefit formula under the Excess Benefits Plan and implemented the cash balance formula for eligible employees of the Excess Benefits Plan effective January 1, 2012. Under the pension portion of the Excess Benefits Plan associated with the Qualified Retirement Plan, benefits under the traditional defined benefit formula are payable after the executive’s separation from service in a lump sum that is actuarially equivalent to the annuity form of payment, and the cash balance account is paid as a lump sum. Under the profit sharing portion of the Excess Benefits Plan associated with the Profit Sharing Retirement Plan, amounts are credited to executives’ accounts, to be payable after the executive’s separation from service.

1985 Supplemental Executive Retirement Plan: The 1985 Supplemental Executive Retirement Plan (SERP) was adopted to enhance the Company’s ability to hire and retain executives who, because of a career change, would have less than a full service career with the Company. At normal retirement, the benefit is calculated as if the participant had 25 years of service at normal retirement (no additional service will be credited should the participant work past normal retirement) reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefits Plan and the benefit equivalent which the participant is eligible to receive or has received under the pension plan of another employer. The Company froze SERP benefits that had accumulated under the plan as of December 31, 2011. The benefit is payable in a single lump sum (equal to the present value of the benefit payable on an unreduced 50% joint and survivor basis with the spouse as survivor) after separation from service. This plan has two active participants, only one of whom, Mr. O’Rourke, is an NEO.

Non-Qualified Deferred Compensation

There was no non-qualified deferred compensation for the NEOs in 2013.

2013 NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Matthew J. Cox	—	—	—	—	—
Joel M. Wine	—	—	—	—	—
Kevin C. O’Rourke	—	—	—	—	—
Ronald J. Forest	—	—	—	—	—
Vicente S. Angoco	—	—	—	—	—

Other Potential Post-Employment Payments

Change in Control Agreements. Matson has entered into Change in Control Agreements with all of the NEOs, which are intended to encourage their continued employment with Matson by providing them with greater security in the event of termination of their employment following a change in control of Matson. The Company has adopted a participation policy that extends these agreements to only senior level executives whose employment would be most likely at risk upon a change in control. Each Change in Control Agreement has an initial term running through December 31, 2013 and is automatically extended for a successive one-year period commencing January 1, 2014 and every January 1st thereafter, unless terminated by Matson. The Change in Control Agreements provide for certain severance benefits if the executive’s employment is terminated by Matson without “cause” or by the executive for “good reason,” in each case as defined in the agreement, following a “Change in Control Event” of Matson, as defined by Internal Revenue Code Section 409A, as follows. Upon termination of employment under these circumstances, the executive will be entitled to receive (i) a lump-sum severance payment equal to two times the sum of the executive’s base salary and target bonus, (ii) pro rata payment at target with respect to outstanding contingent incentive awards for uncompleted performance periods, (iii) lump sum payment of amounts due the executive under deferred compensation plans, and (iv) an amount equal to the spread between the exercise price of outstanding options held by the executive and the fair market value at the time of termination. In addition, Matson will maintain all (or provide similar) employee benefit plans for the executive’s continued benefit for a period of two years after termination. Matson will also reimburse executives for individual outplacement counseling services. These are “double trigger” agreements where no payments are made and long-term incentives do not accelerate unless both a change in control and a qualifying termination of employment occurs. In the event that any amount payable to the executive is deemed under the Internal Revenue Code to be made in connection with a change in control of the Company, and such payments would result in the excise tax imposed on “excess parachute payments” under the Internal Revenue Code, the Change in Control Agreements provide that the executive’s payments will be reduced to an amount that would not result in the imposition of the excise tax, to the extent that such reduction would result in a greater after-tax benefit to the executive. No tax gross-up payments are provided by the Change in Control Agreements.

If there is a potential change in control of the Company, the executive agrees to remain in the employ of the Company until the earliest of (1) a date six months after the occurrence of the potential change in control, (2) the termination of the executive’s employment by reason of disability or retirement, or (3) the occurrence of a change in control of the Company.

Executive Severance Plan. The Company also maintains the Severance Plan that covers the NEOs. The purpose of the Severance Plan is to retain key employees and to encourage such employees to use their best business judgment in managing the Company’s affairs. The Severance Plan continues from year to year, subject to a periodic review by the Board of Directors. The Severance Plan provides certain severance benefits if a designated executive is involuntarily terminated without “cause” (as defined in the Severance Plan) or laid off from employment as part of a job elimination/restructuring or reduction in force. Upon such termination of employment, the executive will be entitled to receive an amount equal to six months’ base salary, payable in equal installments over a period of one year continued payment by the Company of life and disability insurance premiums and COBRA premiums for continued group health plan coverage. If the executive executes an acceptable release agreement, the executive shall receive additional benefits, including an additional six months of base salary and designated benefits, reimbursement for outplacement counseling services and a prorated share of incentive plan awards at target levels under the CIP that would have been payable to the executive had he or she remained employed until the end of the applicable performance period.

Voluntary Resignation. If the executive voluntarily resigns from the Company, no amounts are payable under the Severance Plan or the CIP (other than in the case of voluntary resignation in connection with retirement). The executive may be entitled to receive retirement and retiree health and medical benefits to the extent those benefits have been earned or vested under the provisions of the plans. The executive may have three to six months after termination to exercise stock options to the degree vested at the time of termination. In addition, the executive would be entitled to any amounts voluntarily deferred (and the earnings accrued) under the deferred compensation plan and the Profit Sharing Retirement Plan.

Treatment of Equity. Upon a change in control, the performance vesting requirements will terminate and the number of Performance Shares that may be issuable to each participant becomes fixed based on a formula determined by multiplying the target number of shares by either 50% (if the change in control is consummated during the first 18 months of the performance period) or 100% (if the change in control is consummated after the first 18 months of the performance period but prior to the completion of the performance period) (the “Change in Control Shares”).

If the Performance Share awards are assumed or continued by the successor entity (or are replaced with a cash retention account), the awards will continue to vest based on the service vesting requirements through the end of the performance period, on the basis of the number of Change in Control Shares.  If the participant’s employment terminates prior to the end of the performance period by reason of the participant’s early retirement, normal retirement, death, or permanent disability, then, upon a change in control or, if later, separation from service, the participant will vest in a pro-rated portion of the Change in Control Shares based on the number of months of service completed by the participant during the performance period.  Additionally, if the awards are assumed or continued by the successor entity, and a participant has an involuntary termination without cause or resigns for good reason, in either case within 24 months following the change in control, the participant will become vested in the Change in Control Shares.

If the Performance Share awards are not assumed by the successor entity, and the participant continues in service through the effective date of the change in control, the participant will vest in the Change in Control Shares upon the closing of the change in control.  However, if a participant ceases service prior to a change in control by reason of early retirement, normal retirement, death, or permanent disability then, upon a change in control, the participant will vest in a pro-rated portion of the Change in Control Shares based on the number of months of service completed by the participant during the performance period.

Other benefits, as described in this section of the Proxy Statement, may include accrued, vested benefits under the Matson Retirement Plan and the Excess Benefits Plan.

The following tables show the potential value to each executive under various termination-related scenarios, assuming that the termination of employment or other circumstance resulting in payment occurred on December 31, 2013:

EXECUTIVE TERMINATION SCENARIOS

Matthew J. Cox

	Change in Control	Termination	Termination	Voluntary
	w/ Termination ($)	w/o Cause ($) (1)	w/ Cause ($)	Resignation ($)	Retirement ($) (2)	Death ($)	Disability ($) (3)
Cash Severance	2,356,954	1,178,477	—	—	—	—	—
Retirement Benefits
Lump Sum Benefits	986,605	639,988	639,988	639,988	Not yet eligible	639,988	—
Present Value of Annuity (4)	299,724	299,724	299,724	299,724		150,074	—
Health and Welfare Benefits	75,514	30,918	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	2,487,885	—	—	—	Not yet eligible	2,235,017	2,235,017

Total (lump sum)	5,916,958	1,859,383	639,988	639,988	—	2,875,005	2,235,017
Total (annuity)	299,724	299,724	299,724	299,724	—	150,074	—

Excise Tax Response	Capped Benefits	N/A	N/A	N/A	N/A	N/A	N/A
Forfeiture to Avoid Excise Tax	(528,744)	—	—	—	—	—	—
Total Value Vesting at or After Termination	5,388,214	1,859,383	639,988	639,988	—	2,875,005	2,235,017

Joel M. Wine

	Change in Control	Termination	Termination	Voluntary
	w/ Termination ($)	w/o Cause ($) (1)	w/ Cause ($)	Resignation ($)	Retirement ($) (2)	Death ($)	Disability ($) (3)
Cash Severance	1,424,572	712,286	—	—	—	—	—
Retirement Benefits
Lump Sum Benefits (6)	29,720	—	—	—	Not yet eligible	—	—
Present Value of Annuity (4)	—	—	—	—		—	—
Health and Welfare Benefits	75,331	30,918	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	1,125,930	—	—	—	Not yet eligible	1,033,213	1,033,213

Total (lump sum)	2,532,040	753,204	—	—	—	992,417	992,417
Total (annuity)	—	—	—	—	—	—	—

Excise Tax Response	No Cap and No Gross Up	N/A	N/A	N/A	N/A	N/A	N/A
Forfeiture to Avoid Excise Tax	—	—	—	—	—	—	—
Total Value Vesting at or After Termination	2,532,040	753,204	—	—	—	992,417	992,417

Kevin C. O’Rourke

	Change in Control	Termination	Termination	Voluntary
	w/ Termination ($)	w/o Cause ($) (1)	w/ Cause ($)	Resignation ($)	Retirement ($) (2)	Death ($)	Disability ($) (3)
Cash Severance	906,138	453,069	—	—	—	—	—
Retirement Benefits
Lump Sum Benefits	987,975	936,125	936,125	936,125	936,125	936,125	—
SERP	995,010	936,808	936,808	936,808	936,808	936,808	—
Present Value of Annuity (4)	918,992	918,992	918,992	918,992	918,992	508,611	—
Health and Welfare Benefits	57,086	23,091	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	551,066	—	—	—	268,472	500,487	500,487

Total (lump sum)	3,434,441	2,359,093	1,872,933	1,872,933	2,119,150	2,351,165	478,232
Total (annuity)	918,992	918,992	918,992	918,992	918,992	508,611	—

Excise Tax Response	No Cap and No Gross Up	N/A	N/A	N/A	N/A	N/A	N/A
Forfeiture to Avoid Excise Tax	—	—	—	—	—	—	—
Total Value Vesting at or After Termination	3,434,441	2,359,093	1,872,933	1,872,933	2,119,150	2,351,165	478,232

Ronald J. Forest

	Change in Control	Termination	Termination	Voluntary
	w/ Termination ($)	w/o Cause ($) (1)	w/ Cause ($)	Resignation ($)	Retirement ($) (2)	Death ($)	Disability ($) (3)
Cash Severance	933,596	466,798	—	—	—	—	—
Retirement Benefits
Lump Sum Benefits	742,060	690,335	690,335	690,335	690,335	690,335	—
Present Value of Annuity (4)	818,951	818,951	818,951	818,951	818,951	557,445	—
Health and Welfare Benefits	76,210	30,918	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	557,510	—	—	—	249,392	506,930	506,930

Total (lump sum)	2,246,542	1,198,051	690,335	690,335	—	1,175,011	484,676
Total (annuity)	818,951	818,951	818,951	818,951	818,951	557,445	—

Excise Tax Response	No Cap and No Gross Up	N/A	N/A	N/A	N/A	N/A	N/A
Forfeiture to Avoid Excise Tax	—	—	—	—	—	—	—
Total Value Vesting at or After Termination	2,246,542	1,198,051	690,335	690,335	—	1,175,011	484,676

Vicente S. Angoco

	Change in Control	Termination	Termination	Voluntary
	w/ Termination ($)	w/o Cause ($) (1)	w/ Cause ($)	Resignation ($)	Retirement ($) (2)	Death ($)	Disability ($) (3)
Cash Severance	898,704	449,352	—	—	—	—	—
Retirement Benefits
Lump Sum Benefits	238,225	63,102	63,102	63,102	Not yet eligible	63,102	—
Present Value of Annuity (4)	367,538	367,538	367,538	367,538		183,473	—
Health and Welfare Benefits	39,238	19,384	—	—	—	—	—
Outplacement Counseling	10,000	10,000	—	—	—	—	—
Long-Term Incentives (5)	540,941	—	—	—	Not yet eligible	490,362	490,362

Total (lump sum)	1,654,273	541,838	63,102	63,102	—	531,209	468,107
Total (annuity)	367,538	367,538	367,538	367,538	—	183,473	—

Excise Tax Response	Capped Benefits	N/A	N/A	N/A	N/A	N/A	N/A
Forfeiture to Avoid Excise Tax	(203,517)	—	—	—	—	—	—
Total Value Vesting at or After Termination	1,450,756	541,838	63,102	63,102	—	531,209	468,107

(1)                                     Assumes execution of an acceptable release agreement as provided by the Severance Plan.

(2)                                     Normal retirement is at age 65. An employee with five years of service may retire at age 62 with unreduced traditional defined benefit pension benefits under Qualified Retirement Plan. Employees may elect early retirement after attaining 55 years of age and completing five years of service. Mr. Forest is the only NEO eligible for early retirement as of year-end. Mr. O’Rourke retired on February 28, 2014.

(3)                                     If an NEO is disabled, he will continue to accrue credited vesting service as long as he is continuously receiving disability benefits under Matson’s sickness benefits plan or long-term disability benefit plan. Should the NEO stop receiving disability benefits, the accrual of credited vesting service will cease. Upon the later of attainment of age 65 or the date at which he is no longer eligible for disability benefits, the NEO will be entitled to receive a pension benefit based on his years of credited benefit service and his compensation prior to his becoming disabled.

(4)                                     Represents the present value of amount paid as an annuity.

(5)                                     Includes the gain, if any, on accelerated stock options and the value of accelerated restricted stock based on the closing share price on December 31, 2013.

(6)                                     Not yet vested except for Excess Benefits Plan under change in control scenario.

All amounts shown are lump-sum payments, unless otherwise noted. Assumptions used in the tables above include: Discount rates for qualified and non-qualified retirement plans of 4.9% and 3.2%, respectively. The assumed retirement age is the current age if eligible for early retirement (at least age 55 with 5 years of service); otherwise it is the normal retirement age 65. Qualified plan benefits (traditional defined benefit and cash balance) are assumed to be paid on a life annuity basis (however, the cash balance portion could be paid in a lump sum). The cash balance accounts are projected to the assumed retirement age using 2.66% interest per year (the rate in effect for 2013) with no future pay credits. The projected qualified plan cash balance accounts were converted to life annuities at the assumed retirement age using the annuity conversion interest assumptions and mortality used in Matson’s financial disclosures, i.e., 1.40% (for the first 5 years), 4.66% (next 15 years) and 5.62% (years in excess of 20) and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code. The Applicable Mortality Table is defined by the IRS for years through 2013, and for subsequent years, the assumption is that the IRS will continue to apply the same annual mortality improvements as it did through 2013 in each future year.

The Excess Benefits Plan benefits are paid, upon termination, as a lump sum equal to the present value of the traditional defined benefit assumed to be paid on a life annuity basis plus the cash balance account. SERP benefits are paid, upon termination, as a lump sum equal to the present value of the benefit assumed to be paid on an unreduced 50% joint and survivor annuity basis with the current spouse. These present values were based on interest rates and mortality used in Matson’s financial disclosures, i.e., for change in control lump sums (with 37% marginal tax rate adjustment): 0.89% (for the first 5 years), 2.95% (next 15 years) and 3.56% (years in excess of 20); for other scenarios (with 36.70% marginal tax rate adjustment): 0.63% (for the first 5 years), 2.28% (next 15 years) and 2.87% (years in excess of 20); and the Applicable Mortality Table, as defined for lump sum calculations under Section 417(e) of the Internal Revenue Code.

Statements in this section that are not historical facts are “forward-looking statements” that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement.

PROPOSAL 2 - ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Shareholders are being asked to vote to approve, on a non-binding, advisory basis, the compensation of Matson’s NEOs.

Matson’s compensation philosophy is to align the Company’s objectives with shareholder interests through a compensation program that attracts, motivates and retains talented executives, and rewards outstanding performance. The CD&A section of this Proxy Statement, beginning on page 18, discusses Matson’s policies and procedures that implement compensation philosophy. Highlights of Matson’s compensation program include the following:

•                  Executive compensation is closely aligned with performance. In 2013, approximately 60 percent of the NEOs’ (other than the CEO) target total direct compensation was variable and performance-based, with 76 percent of the CEO’s standard target total direct compensation variable and performance-based. The ratio of variable compensation is consistent with market practices.

•                  The cash incentive compensation paid to Matson’s NEOs in 2013 reflected in the compensation tables in this Proxy Statement illustrate the Company’s commitment to pay for performance. Below target performance of the overall Company goals and above target performance of individual goals resulted in payouts for NEOs ranging from approximately 82 percent to 104 percent of their respective targets.

•                  The new Performance Share plan introduces a multi-year performance measurement period and metrics (ROIC and TSR over a three-year period) to balance Matson’s annual incentive plan focus (annual EBITDA and individual operational goals).

•                  Matson maintains (i) a clawback policy that applies to all senior management, (ii) a policy prohibiting hedging and other speculative transactions involving Company stock, and (iii) stock ownership guidelines for executive officers and Board members.

Promote Good and Avoid Bad Pay Practices. In addition to actions described above, the Company continues to monitor its existing pay practices, as highlighted below, to ensure that it adopts the best practices to the extent they are aligned to the business goals and strategy of the Company, as well as shareholder interests.

Promote Good Pay Practices	Avoid Bad Pay Practices

•                  Change in Control Agreements that include double triggers requiring both a change in control event and termination of employment before any payments can be made.

•                  Multiple, balanced performance metrics to determine incentive payments in annual and long-term incentive awards.

•                  Minimum share ownership guidelines for senior executives and board members.

•                  Minimum vesting periods of three years on all equity awards.

•                  Clawback policy that applies to all senior management.

•                    Policy prohibiting hedging and other speculative transactions involving Company stock.

•                  No employment contracts.

•                  No overly generous pay package for the CEO.

•                  No guaranteed bonus payments to senior executives.

•                  No large bonus payouts without justifiable performance linkage.

•                  No egregious pension payouts and no active SERP (supplemental executive retirement plan).

•                  No excessive perquisites.

•                  No excessive severance or change in control provisions.

•                  No tax reimbursements.

•                  No dividend or dividend equivalents paid on unvested Performance Shares.

•                  No unreasonable internal pay disparity.

•                  No repricing or replacing of underwater stock options, without prior shareholder approval.

The following resolution is being submitted for a shareholder advisory vote at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider them in future determinations concerning Matson’s executive compensation program.

The Board of Directors recommends that shareholders vote “FOR” the approval of the resolution relating to executive compensation.

AUDIT COMMITTEE REPORT

The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of Matson, including the review and approval of all related person transactions required to be disclosed in this Proxy Statement. Among other things, the Audit Committee reviews and discusses with management and Deloitte & Touche LLP, Matson’s independent registered public accounting firm, the results of the year-end audit of Matson, including the auditors’ report and audited financial statements. In this context, the Audit Committee has reviewed and discussed Matson’s audited financial statements with management, has discussed with Deloitte & Touche LLP the matters required to be discussed under applicable Public Company Accounting Oversight Board rules and, with and without management present, has discussed and reviewed the results of the independent registered public accounting firm’s audit of the financial statements.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Matson. The Audit Committee has determined that the provision of non-audit services rendered by Deloitte & Touche LLP to Matson is compatible with maintaining the independence of Deloitte & Touche LLP from Matson in the conduct of its auditing function.

In compliance with applicable SEC rules, the Audit Committee has adopted policies and procedures for Audit Committee approval of audit and non-audit services. Under such policies and procedures, the Audit Committee pre-approves or has delegated to the Chair of the Audit Committee authority to pre-approve all audit and non-prohibited, non-audit services performed by the independent registered public accounting firm in order to provide that such services do not impair the auditor’s independence. Any additional proposed services or costs exceeding pre-approved cost levels require additional pre-approval as described above. The Audit Committee may delegate pre-approval authority to one or more of its members for services not to exceed a specific dollar amount per engagement. Requests for pre-approval include a description of the services to be performed, the fees to be charged and the expected dates that the services will be performed.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Matson’s audited consolidated financial statements be included in Matson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC. The Audit Committee also has appointed Deloitte & Touche LLP as Matson’s independent registered public accounting firm.

The foregoing report is submitted by Ms. Lau (Chair), Mr. Baird and Admiral Fargo.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm of Matson for the ensuing year, and the Audit Committee recommends that shareholders vote in favor of ratifying such appointment. Deloitte & Touche LLP and its predecessors have served Matson (and its predecessor companies) since 1957. Although ratification of this appointment is not required by law, the Board believes that it is desirable as a matter of corporate governance. If shareholders do not ratify the appointment of Deloitte & Touche LLP, it will be considered as a recommendation to the Board and the Audit Committee to consider the retention of a different firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

For the years ended December 31, 2013 and December 31, 2012, professional services were performed by Deloitte & Touche LLP (including consolidated affiliates) as follows:

Audit Fees.  The aggregate fees billed for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, including Sarbanes-Oxley Section 404 attestation-related work, for the reviews of the interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for audit services provided in connection with other regulatory or statutory filings for the fiscal years ended December 31, 2013 and December 31, 2012 were approximately $1,546,000 and $1,424,000, respectively.

Audit-Related Fees.  The aggregate fees billed for audit-related services for the fiscal years ended December 31, 2013 and December 31, 2012 were $189,701 and $121,586, respectively, and were related to audits of the Company’s employee benefit plans and consultations on accounting issues.

Tax Fees.  There were no fees billed for tax services for the fiscal years ended December 31, 2013 or December 31, 2012.

All Other Fees.  There were no fees billed for services not included above for the fiscal years ended December 31, 2013 or December 31, 2012.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of the independent registered public accounting firm for the year ending December 31, 2014.

OTHER BUSINESS

The Board of Directors of Matson knows of no other business to be presented for shareholder action at the Annual Meeting. However, should matters other than those included in this Proxy Statement properly come before the Annual Meeting, the proxyholders named in the accompanying proxy will use their best judgment in voting upon them.

SHAREHOLDER PROPOSALS FOR 2015

Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the Annual Meeting of Matson in the year 2015 must be received at the headquarters of Matson on or before the close of business on November 10, 2014 in order to be considered for inclusion in the year 2015 Proxy Statement and proxy. Matson’s Bylaws require that notice of shareholder proposals made outside of Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary, in accordance with the requirements of the Bylaws, not later than December 25, 2014 and not earlier than November 25, 2014.  If the annual meeting is not called for a date which is within 25 days of the anniversary date of the prior annual meeting, a shareholder’s notice must be given not later than 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

The Company’s Bylaws provide that no person (other than a person nominated by the Board) will be eligible to be elected a director at an annual meeting of shareholders unless the Corporate Secretary has received, not later than December 25, 2014 and not earlier than November 25, 2014, a written shareholder’s notice in proper form that the person’s name be placed in nomination. If the annual meeting is not called for a date which is within 25 days of the anniversary date of the prior annual meeting, a shareholder’s notice must be given not later than 10 days after the date on which notice of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first. To be in proper written form, a shareholder’s notice must include information about each nominee and the shareholder making the nomination. The notice also must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

SHAREHOLDERS WITH THE SAME ADDRESS

The Company may elect to “household” the mailing of the proxy statement and our annual report for individual shareholders sharing an address with one or more other shareholders. This means that only one annual report and proxy statement will be sent to that address unless one or more shareholders at that address specifically elect to receive separate mailings. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not affect dividend check mailings. We will promptly send a separate annual report and proxy statement to a shareholder at a shared address on request. Shareholders with a shared address may also request us to send separate annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to householding should be mailed to Matson, Inc., 555 12th Street, Oakland, California 94607, Attn: Corporate Secretary or by calling (510) 628-4000. If you are a shareholder whose shares are held by a bank, broker or other nominee, you can request information about householding from your bank, broker or other nominee.

COPIES OF ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (including the financial statements and financial statement schedules) will be sent to any shareholder without charge by contacting Matson, Inc., 555 12th Street, Oakland, California 94607, Attn: Corporate Secretary, or by calling (510) 628-4000.

By Order of the Board of Directors

PETER T. HEILMANN
Senior Vice President, Chief Legal Officer and Corporate Secretary
March 10, 2014

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. MATSON, INC. M66292-P47672 MATSON, INC. 1411 SAND ISLAND PARKWAY HONOLULU, HI 96819 Please indicate if you plan to attend the Annual Meeting. 2. Advisory vote to approve executive compensation. 3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2014. For address change/comments, mark here. (see reverse for instructions) NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment or postponement thereof. 01) W. B. Baird 02) M. J. Chun 03) M. J. Cox 04) W. A. Dods, Jr. 05) T. B. Fargo 06) C. H. Lau 07) J. N. Watanabe 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR proposals 2 and 3: For All Withhold All For All Except Yes No For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) MATSON, INC. Annual Meeting of Shareholders April 24, 2014 8:30 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Walter A. Dods, Jr. and Matthew J. Cox, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MATSON, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 08:30 AM, HST on April 24, 2014, at the Bankers Club, First Hawaiian Center, 30th Fl, 999 Bishop Street, Honolulu, Hawaii, and any adjournment or postponement thereof. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2 AND 3. THE PROXIES ARE ALSO AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Continued and to be signed on reverse side M66293-P47672 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on April 24, 2014: The Annual Report & Form 10-K and Notice of Meeting & Proxy Statement are available at www.proxyvote.com.